Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

February 5, 2016

Equities US ETF & ETN Guide1 January 2016 1,852 US listed products Total $1,986bn in ETF assets and ETNs issued $84.7 1 Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value $100.6 1 Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth $339.2 5 Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General $116.3 8 Domestic, International $327.5 11 US Credit, US Government, Aggregate and Other, International, Municipal $54.7 16 Domestic, International $2.9 19 General, Specific Contacts Index and Portfolio Desk Analysts Trading William Prager +1 212 526 8979 william.prager@barclays.com Gabi Baez +1 212 526 9374 gabriela.baez@barclays.com Laura Magnani +1 212 526 0383 laura.magnani@barclays.com Ryan Laffey +1 212 526 8979 ryan.laffey@barclays.com 1 All data and product names in this guide are derived from Bloomberg as of January 13, 2016. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners. This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only. Exchange Traded Notes (ETNs) Commodities Currencies$0.019 Leveraged/Inverse$7.119 Volatility$2.820 Other$6.520 Exchange Traded Funds (ETFs) Equities Assets (bn) Page US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based,$505.31 Small Cap Broad-Based, Micro Cap Broad-Based US Indices: Value US Indices: Growth Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials,$297.72 Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy International Leveraged – Equities$12.76 Inverse – Equities$10.57 Dividend FICC Fixed Income Commodities$43.613 Currencies$2.613 Leveraged – FICC$1.213 Inverse – FICC$5.213 Specialty Active$14.915 Fundamental$12.315 Life Cycle and Allocation$2.216 Long/Short$1.116 Quantitative Other$34.018

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the VolCenter US on Barclays Live at live.barclays.com (keyword: VolCenterUS).

Equities

Exchange Traded Funds (ETFs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	CRSPTMT	$52,648	$350.8	✓
IWV	iShares Russell 3000	RU30INTR	5,834	38.0	✓
SCHB	Schwab US Broad Market	DW25T	5,278	42.3	✓
VXF	Vanguard Extended Market	SPTRCMI	3,663	25.1	✓
ITOT	iShares Core S&P Total Mkt	SPTRTMI	2,763	20.9	✓
IYY	iShares DJ US Index	DJUST	954	4.7	
ONEQ	Fidelity NASDAQ Composite	CCMP	605	5.2	
VUSE	Vident Core US Equity	VIUSX	378	2.3	
THRK	SPDR Russell 3000	RU30INTR	230	0.6	
VTHR	Vanguard Russell 3000	RU30INTR	187	0.9	
CNTR	PwrShrs Contrarian Opportun	DJCNTRAT	2	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPXT	$159,955	$27,027.2	✓
IVV	iShares S&P 500	SPTR	64,642	1,032.1	✓
VOO	Vanguard S&P 500	SPTR	38,495	462.3	✓
IWB	iShares Russell 1000	RU10INTR	13,792	174.6	✓
DIA	SPDR DJ Indust Avg	INDU	11,527	1,239.6	✓
RSP	Guggenheim S&P 500 EW	SPXEWTR	8,528	86.8	✓
VV	Vanguard LC	CRSPLCT	6,003	27.5	✓
SCHX	Schwab US LC	DWLT	4,785	33.5	✓
OEF	iShares S&P 100	SPTR100	4,265	105.0	✓
MGC	Vanguard Mega Cap	CRSPMET	897	3.2	✓
XLG	Guggenheim Russell Top 50	RUTP50TR	558	4.4	
VONE	Vanguard Russell 1000	RU10INTR	557	2.8	
JKD	iShares Mrngstr LC	MLCRT	552	2.2	
EQAL	PowerShares R1000 Equal Wgt	RU1ELCTR	105	0.8	
IWL	iShares Russell T200	RUTPINTR	91	0.3	
ONEK	SPDR Russell 1000	RU10INTR	75	0.3	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	63	0.3	
EUSA	iShares MSCI USA EW	M2CXBRDR	39	0.3	
SPXE	Proshares SP500 Ex-Energy	SPXXEGP	6	0.2	
SPXN	Proshares SP500 Ex-Finl	SPXXFINT	4	0.0	
SPXT	Proshares SP500 Ex-Tech	SPXXTTST	4	0.0	
SPXV	Proshares SP500 Ex-HC	SPXXHCT	4	0.0	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$24,018	$145.2	✓
MDY	SPDR S&P MC 400	MID	13,403	537.9	✓
VO	Vanguard MC	CRSPMIT	11,864	52.1	✓
IWR	iShares Russell MC	RUMCINTR	11,758	53.5	✓
SCHM	Schwab US MC	DWMT	1,801	11.5	✓
JKG	iShares Mrngstr MC	MMCRT	485	2.3	
IVOO	Vanguard S&P MC 400	SPTRMDCP	333	1.8	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	109	0.6	
RSCO	SPDR Russell SC Complete	RSCCINTR	65	0.2	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$23,404	$4,121.9	✓
IJR	iShares S&P SC 600	SPTRSMCP	15,363	110.6	✓
VB	Vanguard SC	CRSPSCT	10,349	69.2	✓
SCHA	Schwab US SC	DWST	2,733	18.3	✓
VTWO	Vanguard Russell 2000	RU20INTR	494	4.9	✓
SLY	SPDR S&P SC 600	SPTRSMCP	367	1.9	
VIOO	Vanguard S&P SC 600	SPTRSMCP	207	1.8	
JKJ	iShares Mrngstr SC	MSCRT	176	0.7	
TWOK	SPDR Russell 2000	RU20INTR	71	1.5	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	37	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Micro Cap Broad-Based					
IWC	iShares Micro-cap	RUMRINTR	$709	$4.9	✓
FDM	First Trust DJ Sel MicroCap	DJSM	45	0.2	
PZI	PwrShrs Zacks MicroCap	ZAX	21	0.1	
WMCR	Wilshire Micro-Cap	W5KMICRO	18	0.1	
US Indices: Value					
Total Market Value					
IUSV	iShares Core US Value	RU30VATR	$758	$12.4	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$24,850	$260.8	✓
VTV	Vanguard Value	CRSPLCVT	17,413	125.0	✓
IVE	iShares S&P 500 Value	SPTRSVX	8,342	76.6	✓
SCHV	Schwab US LC Value	DWLVT	1,705	10.5	✓
MGV	Vanguard Mega Cap Value	CRSPMEVT	981	3.3	✓
RPV	Guggenheim S&P 500 PureVal	SPXPV	778	9.5	✓
VONV	Vanguard Russell 1000 Val	RU10VATR	410	2.4	
VOOV	Vanguard S&P 500 Val	SPTRSVX	294	1.3	
JKF	iShares Mrngstr LC Value	MLVLT	256	1.1	
SPYV	SPDR S&P 500 Value	SPTRSVX	209	1.1	
IWX	iShares Russell T200 Value	RUTPVATR	148	0.5	
PXLV	PS Russell Top 200 Pure Val	RT2PVALT	32	0.1	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$6,142	$46.0	✓
VOE	Vanguard MC Value	CRSPMIVT	3,996	23.7	✓
IJJ	iShares S&P MC 400 Value	SPTRMV	3,550	12.7	✓
JKI	iShares Mrngstr MC Value	MMVLT	163	0.8	
MDYV	SPDR S&P MC 400 Value	SPTRMPV	141	1.1	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	104	0.5	
RFV	Guggenheim S&P 400 PureVal	SPTRMPV	83	0.4	
PXMV	PS Russell MC Pure Value	RMCPVALT	38	0.1	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$5,164	$123.8	✓
VBR	Vanguard SC Value	CRSPSCVT	5,159	28.0	✓
IJS	iShares S&P SC 600 Value	SPTRSV	2,898	16.1	✓
SLYV	SPDR S&P SC 600 Value	SPTRSV	377	2.5	
JKL	iShares Mrngstr SC Value	MSVLT	331	1.1	
RZV	Guggenheim S&P 600 PureVal	SPTRSPV	116	0.8	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	86	0.4	
VTWV	Vanguard Russell 2000 Val	RU20VATR	82	0.6	
PXSV	PS Russell 2000 Pure Value	R2KPVALT	56	0.3	
US Indices: Growth					
Total Market Growth					
IUSG	iShares Core US Growth	RU30GRTR	$1,073	$17.7	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$28,765	$245.9	✓
VUG	Vanguard Growth	CRSPLCGT	19,083	85.2	✓
IVW	iShares S&P 500 Growth	SPTRSGX	13,102	135.7	✓
SCHG	Schwab US LC Growth	DWLGT	2,420	16.1	✓
RPG	Guggenheim S&P 500 PureGro	SPTRXPG	2,078	13.4	✓
MGK	Vanguard Mega Cap Growth	CRSPMEGT	1,970	11.1	✓
JKE	iShares Mrngstr LC Growth	MLGRT	784	3.8	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	657	4.1	
SPYG	SPDR S&P 500 Growth	SPTRSGX	566	3.0	
IWY	iShares Russell T200 Growth	RUTPGRTR	535	2.6	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Growth (continued)					
Large Cap Growth (continued)					
VONG	Vanguard Russell 1000 Gro	RU10GRTR	$487	$2.4	
PXLG	PS Russell Top 200 Pure Gro	RT2PGROT	116	0.3	
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$5,661	$35.5	✓
IJK	iShares S&P MC 400 Growth	SPTRMG	4,784	27.4	✓
VOT	Vanguard MC Growth	CRSPMIGT	2,975	19.1	✓
RFG	Guggenheim S&P 400 PureGro	SPTRMPG	667	4.0	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	405	1.8	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	285	2.7	
JKH	iShares Mrngstr MC Growth	MMGRT	194	0.6	
PXMG	PS Russell MC Pure Growth	RMCPGROT	68	0.2	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$5,891	$144.1	✓
VBK	Vanguard SC Growth	CRSPSCGT	3,919	20.1	✓
IJT	iShares S&P SC 600 Growth	SPTRSG	3,042	23.4	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	556	4.2	
RZG	Guggenheim S&P 600 PureGro	SPTRSPG	205	3.0	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	127	1.4	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	101	1.0	
JKK	iShares Mrngstr SC Growth	MSGRT	100	0.4	
PXSG	PS Russell 2000 Pure Growth	R2KPGROT	27	0.1	
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXYTR	$10,437	$565.9	✓
FXD	First Trust Cons Discr	STRQCD	2,158	15.9	✓
VCR	Vanguard Cons Discret	MSUSSCDI	1,843	22.0	✓
ITB	iShares US Home Constr	DJSHMBT	1,613	105.7	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,405	126.2	✓
IYC	iShares US Cons Svcs	DJUSCYT	1,001	12.2	
XRT	SPDR S&P Retail	SPSIRETR	481	190.9	✓
RXI	iShares Glb Cons Discr	SPG12CDN	436	8.0	
FDIS	Fidelity MSCI Cons Discret	M2USOCDI	281	4.5	
PEZ	PwrShrs DWA Cons Cycl Mom	DWCCTRR	233	3.0	✓
PEJ	PwrShrs Dyn Leisure & Ent	DZLTR	193	1.8	
RTH	Market Vectors Retail	MVRTHTR	178	5.5	✓
RCD	Guggenheim S&P 500 EW CD	SPXEWCD	137	3.1	
PBS	PowerShares Dyn Media	DZMTR	102	2.0	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	90	0.7	
PKB	PwrShrs Dyn Build & Constr	DWCTR	58	0.5	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	31	0.4	
PMR	PowerShares Dyn Retail	DWRTR	22	0.2	
BJK	Market Vectors-Gaming	MVBJKTR	18	0.2	✓
IPD	SPDR S&P Intl Cons Discret	SPBMUCUT	12	0.1	
BITE	The Restaurant ETF	BITEXTR	2	0.1	✓
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXRTR	$8,438	$500.2	✓
FXG	First Trust Cons Staples	STRQCS	2,852	17.8	✓
VDC	Vanguard Cons Staples	MSUSSCSI	2,590	15.6	✓
IYK	iShares US Cons Goods	DJUSNCT	645	10.4	
KXI	iShares Glb Cons Stap	SPG12CSN	593	3.5	✓
RHS	Guggenheim S&P 500 EW CS	SPXEWCS	569	8.9	
PSL	PwrShrs DWA Cons Stap Mom	DWCSTR	351	4.7	✓
FSTA	Fidelity MSCI Cons Staples	M2USOCSI	247	4.1	
PBJ	PwrShrs Dyn Food & Bev	DZFTR	203	3.9	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	39	0.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Consumer Staples (continued)					
IPS	SPDR S&P Intl Cons Stap	SPBMU3UT	$31	$0.5	
Energy					
XLE	Energy Sector SPDR	IXETR	$10,792	$1,303.1	✓
VDE	Vanguard Energy	MSUSSENI	3,388	58.7	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	1,328	464.2	✓
IYE	iShares US Energy	DJUSENT	940	40.6	✓
OIH	Market Vectors Oil Service	MVOIHTR	882	219.3	✓
IXC	iShares Glb Energy	SPG12CEN	764	11.3	✓
IEO	iShares US O&G E&P	DJSOEPT	301	12.4	✓
FENY	Fidelity MSCI Energy	M2USOENI	265	3.3	✓
IEZ	iShares US Oil Eqp&Svc	DJSOEST	197	9.7	✓
FXN	First Trust Energy	STRQEN	165	7.2	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOSTR	140	12.2	✓
RYE	Guggenheim S&P 500 EW Ener	SPXEWEN	134	2.1	
FCG	First Trust ISE Nat Gas	FUM	120	12.0	✓
PXI	PwrShrs DWA Energy Mom	DWENTR	93	0.9	✓
PXE	PwrShrs Dyn Energy E&P	DWETR	71	1.0	
NLR	Mkt Vect Uran + Nuclear En	MVNLRTR	38	0.1	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWOTR	33	0.3	✓
KOL	Market Vectors-Coal	MVKOLTR	32	0.5	✓
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	32	0.6	✓
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	25	0.5	
ENY	Guggenheim Canada Energy	SPTXHUTR	22	0.2	
PSCE	PwrShr S&P SC Energy	SPSU6ET	22	0.4	
IPW	SPDR S&P Intl Energy	SPBMU1UT	19	0.3	
TPYP	Tortoise NorthAmer Pipeline	TNAP	17	0.2	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	12	0.1	
CRAK	Market Vectors Oil Refiners	MVCRAKTR	4	0.2	
IOIL	IQ Global Oil SC	IQSMOILT	2	0.0	
CHIE	Global X China Energy	CHIE	1	0.0	
Financials					
XLF	Financial Sector SPDR	IXMTR	$17,058	$992.6	✓
VFH	Vanguard Financials	MSUSSFNI	2,951	23.3	✓
KRE	SPDR S&P Regional Bank	SPSIRBKT	2,351	206.6	✓
KBE	SPDR S&P Bank	SPSIBKT	2,343	68.9	✓
IYF	iShares US Financial	DJUSFNT	1,442	43.6	✓
FXO	First Trust Financial	STRQFN	892	14.7	✓
IYG	iShares US Finan Svcs	DJUSFV	775	9.9	✓
IAT	iShares US Reg Banks	DJSRBKT	579	9.3	✓
KIE	SPDR S&P Insurance	SPSIINST	492	9.3	✓
KBWB	PowerShares KBW Bank	BKXTR	453	6.0	✓
EUFN	iShares MSCI Europe Fin	MXEUOFN	281	3.6	✓
IAI	iShares US Broker Dlrs	DJSINVT	231	2.7	✓
FNCL	Fidelity MSCI Financials	M2USOFNI	231	4.8	✓
IXG	iShares Glb Financials	SPG12CFN	231	5.9	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	197	2.9	
RYF	Guggenheim S&P 500 EW Fin	S40	177	2.8	
PSCF	PwrShr S&P SC Finance	SPSU6FT	161	1.0	
IAK	iShares US Insurance	DJSINST	120	1.5	
KBWP	PowerShares KBW Prop&Cas	KPXTR	86	1.3	
KCE	SPDR S&P Capital Markets	SPSICMT	55	1.1	✓
KBWR	PowerShares KBW Reg Bank	KRXTR	47	0.6	
CHIX	Global X China Financials	CHIF	45	0.9	✓
PFI	PwrShrs DWA Financial Mom	DWFNTR	30	0.1	
RWW	Oppenheimer Finl Sect Rev	REVWFINT	24	0.1	
DXJF	WsdmTree Japan Hedg Finans	WTJFHT	22	0.5	
KBWI	PowerShares KBW Insurance	KIXTR	13	0.1	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide January 2016

Exchange Traded Funds (ETFs) Equities

Sectors (continued)

Financials (continued)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
XLFS	Finl Srvcs Select Sect SPDR	IXFNS	$11	$0.3	✓
IPF	SPDR S&P Intl Financials	SPBMU4UT	10	0.1	
KBWC	PowerShares KBW Cap Mkts	KSXTR	9	0.1	

Healthcare

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
XLV	Health Care Sector SPDR	IXVTR	$12,547	$1,010.0	✓
IBB	iShares Nasdaq Biotech	XNBI	6,849	802.5	✓
VHT	Vanguard Health Care	MSUSSHCI	5,318	44.7	✓
FXH	First Trust Health Care	STRQHC	3,118	27.7	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	2,816	23.5	✓
XBI	SPDR S&P Biotech	SPSIBITR	1,910	350.3	✓
IYH	iShares US Healthcare	DJUSHC	1,752	46.0	✓
IXJ	iShares Glb Healthcare	SPG12CHN	1,412	13.9	✓
PJP	PowerShares Dyn Pharma	DZRTR	1,389	17.3	✓
IHE	iShares US Pharmaceut	DJSPHMT	754	10.2	✓
IHI	iShares US Med Equip	DJSMDQT	726	11.3	✓
FHLC	Fidelity MSCI Health Care	M2USOHCI	673	8.1	✓
IHF	iShares US HC Providers	DJSHCPT	652	17.7	✓
BBH	Market Vectors Biotech	MVBBHTR	583	18.5	✓
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	533	11.7	✓
RYH	Guggenheim S&P 500 EW HC	SPXEWHC	531	9.9	✓
PPH	Market Vectors Pharma	MVPPHTR	352	5.9	✓
PBE	PwrShr Dyn Biotech & Gen	DZOTR	321	3.9	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	252	2.7	✓
PTH	PwrShrs DWA Healthcare Mom	DWHCTR	216	3.3	✓
XHS	SPDR S&P HC Srvs	SPSIHPTR	172	2.6	
IRY	SPDR S&P Intl Health Care	SPBMUHUT	64	0.5	
XHE	SPDR S&P HC Equipment	SPSIHETR	48	0.4	
DXJH	WsdmTree Japan Hedg HC	WTJHCHT	23	0.5	
CNCR	Loncar Cancer Immunotherapy	LONDX	17	0.9	
BBP	BioShares Biotech Products	LSOBP	17	0.6	
BBC	BioShrs Biotech Clinic Trial	LSOBC	17	0.6	
GNRX	Mkt Vect Generic Drugs	IGNRXT	3	0.0	

Industrials

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
XLI	Industrial Sector SPDR	IXITR	$5,661	$682.3	✓
VIS	Vanguard Industrials	MSUSSINI	1,892	11.5	✓
ITA	iShares US Aerosp & Def	DJSASDT	675	7.0	
IYT	iShares Transportation	DJTTR	573	48.1	✓
IYJ	iShares US Industrial	DJUSINT	519	6.6	✓
PPA	PwrShrs Aerospace & Def	DXS	294	2.4	
FXR	First Trust Industrials	STRQIN	172	5.5	✓
EXI	iShares Glb Industrial	SPG12CIN	166	1.8	
XAR	SPDR S&P Aero & Def	SPSIADTR	158	1.9	
XTN	SPDR S&P Transportation	SPSITNTR	153	3.6	
FIDU	Fidelity MSCI Industrials	M2USOINI	112	2.7	
RGI	Guggenheim S&P 500 EW Inds	SPXEWIN	84	0.8	
PSCI	PwrShr S&P SC Indust	SPSU6IT	60	0.2	
PRN	PowerShares Dyn Industrial	DWIDXTR	49	2.2	✓
JETS	US Global Jets	JETSX	47	1.2	✓
IPN	SPDR S&P Intl Industrials	SPBMU2UT	17	0.2	
CHII	Global X China Industrials	CHII	3	0.2	
DXJC	WsdmTree Japan Hedg CapGds	WTJCGHT	2	0.0	

Materials

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
GDX	Market Vectors Gold Miners	GDMNTR	$4,421	$871.8	✓
XLB	Materials Sector SPDR	IXBTR	1,854	325.3	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	1,268	212.8	✓
VAW	Vanguard Materials	MSUSSMTI	900	7.7	✓

Sectors (continued)

Materials (continued)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
IYM	iShares US Basic Mat	DJUSBMT	$299	$8.5	✓
XME	SPDR S&P Metals & Mining	SPSIMMTR	195	49.1	✓
WOOD	iShares Glb Timb&For	SPGTTFN	195	1.0	✓
CUT	Guggenheim Timber	CGTBR	158	0.8	
MXI	iShares Glb Materials	SPG12CMN	157	2.2	✓
SIL	Global X Silver Miners	SOLGLOSI	120	1.7	✓
URA	Global X Uranium	SOLURA	110	1.2	✓
SGDM	Sprott Gold Miners	ZAXSGDM	101	1.1	
FXZ	First Trust Materials	STRQMT	94	2.1	✓
FMAT	Fidelity MSCI Materials	M2USOMTI	80	1.9	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	64	1.8	✓
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	51	0.6	✓
PYZ	PwrShrs DWA Basic Mat Mom	DWBMTR	50	0.3	
RTM	Guggenheim S&P 500 EW Mats	SPXEWMA	47	0.6	
SLX	Market Vectors Steel	STEEL	38	0.8	✓
GLDX	Global X Gold Explorers	SOLGLDX	26	0.8	✓
SGDJ	Sprott Junior Gold Miners	ZAXSGDJ	24	0.2	
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	24	0.2	✓
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	15	0.2	
COPX	Global X Copper Miners	SOLGLOCO	14	0.4	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	13	0.1	
FTRI	FT Indxx Global NaturRes	IGNRI	11	0.3	✓
SOIL	Global X Fertilizer/Potash	SOLFERT	9	0.0	
PSCM	PwrShr S&P SC Mater	SPSU6MT	8	0.0	
CCXE	WisdomTree Comm Country	WTIDCCET	6	0.0	
FTAG	FT Indxx Global Agricult	IGAINT	4	0.1	✓
IRV	SPDR S&P Intl Materials	SPBMU6UT	4	0.0	
SILJ	PureFunds ISE Jr Silv SC	ZIR	3	0.0	✓
CHIM	Global X China Materials	CHIMAT	1	0.0	

Multi-Sector

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
QQQ	PowerShares QQQ	XNDX	$37,973	$3,990.1	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	1,367	14.2	✓
IGF	iShares S&P Glb Infrastruc	SPGTINNT	957	7.6	✓
IGE	iShares S&P NA Nat Res	SPGINRTR	948	39.4	✓
MOO	Mkt Vectors Agribusiness	MVMOOTR	768	10.0	✓
NANR	SPDR S&P NorthAm NatRes	SPNANRUN	622	36.6	
ECON	EGShares EM Consumer Titan	DJECONT	508	7.6	✓
NFRA	FlxShr STOXX Glb Brd Infra	STXGBIV	487	3.4	
GNR	SPDR S&P Glb Nat Resour	SPGNRUT	452	7.4	✓
QQXT	First Trust NDX Ex-Tech	NDXXM	162	1.2	
CIBR	FT NASDAQ Cybersecurity	NQCYBRT	97	1.7	✓
ROBO	Robo-Stox Glb Robot&Autom	ROBOTR	89	0.5	
QQQE	Direxion NASDAQ-100 EW	NDXE	79	1.2	✓
INCO	EGShares India Consumer	IINCOT	78	1.2	
CHIQ	Global X China Consumer	CHIQ	73	0.7	✓
HAP	Market Vectors Natural Res	RVEIT	70	1.5	
PSCU	PwrShr S&P SC Util	SPSU6UT	52	0.8	
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	42	0.3	
INXX	EGShares India Infr	IINXXT	37	0.3	✓
LIT	Global X Lithium	SOLLIT	37	0.3	✓
TOLZ	ProShr DJ Brookfield GlbInfr	DJBGICUT	28	0.4	
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	24	0.3	
PAGG	PwrShrs Global Agriculture	QAGXNNR	23	0.2	
SEA	Guggenheim Shipping	DJGSHT	23	0.8	✓
PXR	PwrShrs EM Infrastruct	EIBIT	18	0.1	
FLM	First Trust ISE Glb Eng&Cons	CVL	12	0.2	
EMDD	EGShares EM Dom Demand	SPEMDUN	12	0.4	
CROP	IQ Global Agribusiness SC	IQSMCROT	12	0.1	✓

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs) Equities

Sectors (continued)

Multi-Sector (continued)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
EMQQ	EM Internet & Ecommerce	EMQQITR	$11	$0.1	
GRID	First Trust NQ Smart Grid	QGRD	10	0.0	
FONE	FT NASDAQ Smartphone	QFON	10	0.0	
HECO	Huntington EcoLogical Strat	n/a	7	0.0	✓
DBIF	DB X-trckr SP Hdg Glb Infr	SPGTINNH	3	0.0	
BRAQ	Global X Brazil Consumer	SOLBZLC	3	0.0	
DXJT	WsdmTree Japan Hedg TMT	WTJTMTHT	2	0.0	
GHII	Guggenheim S&P High Inc Infr	SPHIUT	2	0.0	

Real Estate

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
VNQ	Vanguard REIT	RMS G	$26,880	$322.9	✓
IYR	iShares US Real Estate	DJUSRET	4,612	710.4	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	4,272	26.1	✓
ICF	iShares Cohen&Steers REIT	RMP	3,482	28.7	✓
RWR	SPDR DJ REIT	DWRTFT	3,091	25.8	✓
VNQI	Vanguard GlblxUS Real Est	SPBMGUUN	2,931	20.2	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	1,942	11.0	✓
SCHH	Schwab US REIT	DWRTFT	1,860	11.5	✓
REM	iShares Mortgage RE Cap	TFNMRC	770	8.8	✓
IFGL	iShares Intl Dev Real Est	TRGXUU	539	6.3	✓
REZ	iShares Residential RE Cap	TFN17C	352	2.8	✓
FRI	First Trust S&P REIT	SPREIT	222	1.9	✓
WPS	iShares Intl Property	SPBMWUUT	132	0.4	
MORT	Market Vectors Mortg REIT	MVMORTTR	97	0.7	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	95	0.5	
GRI	C&S Global Realty Majors	GRM	93	0.2	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	92	0.3	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	91	0.3	
ROOF	IQ US Real Estate SC	IQSMREST	76	0.3	
FTY	iShares Real Estate 50	FNRSTR	75	0.2	
IFEU	iShares Eur Dev Real Est	NUPRA	72	1.3	
FREL	Fidelity MSCI Real Estate	M2USMRE	44	0.5	
REET	iShares Global REIT	RNXG	42	0.3	
DXJR	WsdmTree Japan Hedg RealEst	WTJRHT	18	0.3	
WREI	Wilshire US REIT	WILREIT	18	0.1	
TAO	Guggenheim China RE	ACNRET	14	0.2	✓
DBRE	DB X-trckr DB Hdg Intl RE	DWXRSNUH	7	0.0	
XLRE	RealEst Select Sector SPDR	IXRE	6	0.2	✓
HREX	SPDR MSCI Intl RealEst Curr	M1CXSSHR	4	0.0	
EWRE	Guggenheim SP500 EW RealEst	SPXEREUT	3	0.0	
LARE	TierraXP LatAm Real Estate	LARETR	2	0.0	
HDRW	WT Global exUS Hdg RealEst	WTGREHT	2	0.0	
EMRE	Guggenheim EM Real Estate	ASEMRET	2	0.0	

Technology

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
XLK	Technology Sector SPDR	IXTTR	$11,764	$474.3	✓
VGT	Vanguard Technolgy	MSUSSITI	7,639	36.9	✓
FDN	First Trust DJ Internet	DJINET	4,008	51.7	✓
IYW	iShares US Technology	DJUSTCT	2,454	26.4	✓
IGV	iShares NA Tech-Software	SPGSTISO	920	14.5	✓
IGM	iShares NA Technology	SPGSTI	857	5.0	
HACK	PureFunds ISE Cyber Security	HXR	848	16.9	✓
IXN	iShares Global Tech	SPG12CTN	831	4.3	
RYT	Guggenheim S&P 500 EW Tech	SPXEWIT	718	11.2	
FXL	First Trust Technology	STRQTC	615	8.5	✓
XT	iShares Exponential Tech	MSEXPONU	581	1.6	
SKYY	First Trust ISE Cloud Comp	CPQ	498	2.4	✓
QQEW	First Trust NDX Equal Wgt	NDXE	459	4.3	✓
MTK	SPDR MS Technology	MSH	432	1.1	

Technology (continued)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
FTEC	Fidelity MSCI Info Tech	M2USOITI	$406	$6.3	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	374	2.1	
SOXX	iShares PHLX Semicond	SOX	315	52.1	✓
QTEC	First Trust NDX Technology	NDXT	268	1.7	✓
PNQI	PwrShrs NASDAQ Internet	NETX	259	2.4	✓
SMH	Market Vectors Semicons	MVSMHTR	243	184.7	✓
PTF	PwrShrs DWA Tech Momentum	DWTYTR	227	2.9	✓
XSD	SPDR S&P Semiconductor	SPSISCTR	201	7.0	✓
KWEB	KraneShrs CSI CH Internet	H11137	152	5.9	✓
PSJ	PowerShares Dyn Software	DZCTR	107	1.0	
IGN	iShares NA TechMMedia Ntwk	SPGIIPTR	102	2.2	✓
SOCL	Global X Social Media	SOCL	97	1.1	✓
PSI	PwrShrs Dyn Semiconductors	DZETR	55	0.6	
CQQQ	Guggenheim China Tech	ACNITTR	46	1.0	✓
XSW	SPDR S&P Software & Srvs	SPSISST	45	0.4	
PXQ	PowerShares Dyn Networking	DZNTR	20	0.1	
QQQC	Global X NASDAQ China Tech	NCL9000X	13	0.1	✓
IPK	SPDR S&P Intl Technogy	SPBMUTUT	10	0.1	
IPAY	PureFunds ISE Mobile Pay	IPAY	7	0.1	✓
ITEQ	BlueStar TA-BIGITech Israel	BGTHTR	2	0.1	
BDAT	PureFunds ISE Big Data	BGDTR	2	0.0	✓

Telecommunications

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
VOX	Vanguard Telecomm	MSUSSTCI	$828	$5.6	✓
IYZ	iShares US Telecomm	DJSTELT	492	11.2	✓
IXP	iShares Glb Telecomm	SPG12CLN	347	2.7	✓
FCOM	Fidelity MSCI Telecom Svcs	M2US2TCI	70	1.3	
IST	SPDR S&P Intl Telecomm	SPBMUSUT	31	0.2	
XTL	SPDR S&P Telecom	SPSITETR	20	0.5	

Utilities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
XLU	Utilities Sector SPDR	IXUTR	$5,934	$523.7	✓
VPU	Vanguard Utilities	MSUSSUTI	1,670	14.0	✓
IDU	iShares US Utilities	DJUSUTT	585	18.7	✓
JXI	iShares Glb Utilities	SPG12CGN	155	1.2	✓
FXU	First Trust Utilities	STRQUT	133	4.9	✓
FUTY	Fidelity MSCI Utilities	M2USOUTI	126	2.9	
RYU	Guggenheim S&P 500 EW Util	SPXEWUT	117	1.5	
GII	SPDR S&P Glb Infrastruct	SPGTINNT	58	0.7	
PUI	PwrShrs DWA Utilities Mom	DWUTTR	26	0.1	
IPU	SPDR S&P Intl Utilities	SPBMUUUT	26	0.1	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	15	0.1	

Water and Clean Energy

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
PHO	PowerShares Water Resour	GWATUSL	$581	$2.1	✓
CGW	Guggenheim S&P Glb Water	SPGTAQNT	332	1.2	
TAN	Guggenheim Solar	SUNIDX	247	6.7	✓
PIO	PowerShares Global Water	GWATERL	197	0.6	
PBW	PwrShrs WH Clean Energy	ECO	96	0.4	✓
FIW	First Trust ISE Water	HHO	92	1.0	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	84	0.4	✓
ICLN	iShares Glb Clean En	SPGTCLNT	74	0.4	
PZD	PowerShares Cleantech	CTIUS	63	0.1	
QCLN	First Trust NQ Green Energy	CELS	61	0.3	
PBD	PwrShrs Glb Clean Energy	NEXUST	59	0.2	
FAN	First Trust Glb Wind Ener	GWE	41	0.2	
PUW	PwrShrs WH Progr Energy	WHPRO	18	0.1	
KWT	Market Vectors Solar Ener	MVKWTTR	16	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	14	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide January 2016

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$55,455	$1,369.9	✓
VEA	Vanguard FTSE Dev Mkt	TACDXUSR	27,294	287.3	✓
VEU	Vanguard FTSE All-Wrld xUS	AWXUSRUS	12,317	117.1	✓
DBEF	DB X-trckrs MSCI EAFE Hdg	M0EFHUSD	12,234	124.3	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	9,044	109.6	✓
ACWI	iShares MSCI ACWI	NDUEACWF	5,491	133.5	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	5,214	44.1	✓
VT	Vanguard Total World	TGPVA16U	5,205	46.4	✓
VXUS	Vanguard Total Intl Stock	TGPVAN17	4,516	39.2	✓
SCHF	Schwab International Equity	FTAD02	4,490	46.9	✓
HEFA	iShrs Curr Hdg MSCI EAFE	M0EFHUSD	3,435	45.3	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	2,589	17.3	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	2,489	47.6	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	2,331	16.6	✓
VSS	Vanguard FTSE AWxUS SC	TGPVA09U	2,256	15.6	✓
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	1,801	19.6	✓
IOO	iShares Global 100	SPG10CUN	1,558	3.6	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	751	7.5	✓
GWL	SPDR S&P World ex-US	STBMWUU	737	4.3	✓
GWX	SPDR S&P Intl SC	STBMWUU2	648	3.5	✓
SCHC	Schwab Intl Small-Cap	GPSCW002	627	3.7	✓
TOK	iShares MSCI Kokusai	NDDUKOK	270	0.9	
URTH	iShares MSCI World	NDDUWI	211	4.4	✓
DGT	SPDR Global Dow	GDOWD	87	0.3	✓
ADRD	BLDRS DM 100 ADR	BKTDMT	64	0.3	
DBAW	DB X-trckr MSCI AWexUS Hdg	M1WDUHED	54	0.8	
MDD	SPDR S&P Intl MC	SPBMUMUT	45	0.3	
HFXI	IQ 50% Hedged FTSE Intl	TPNYL12	35	0.4	
ACIM	SPDR MSCI ACWI IMI	MIMUAWON	34	0.3	
HSCZ	iShares CurrHdg MSCI EAFE SC	MXEASCH	7	0.1	
DBES	DB X-trckr MSCI EAFE SC Hdg	MXEASCHR	3	0.0	
HACW	iShares CurrHdg MSCI ACWI	MXCXDMH	2	0.0	
HAWX	iShrs CurrHdg MSCI ACWIexUS	M1WDUHED	2	0.0	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$18,403	$526.3	✓
VPL	Vanguard FTSE Pacific	ACDAPR	2,862	32.6	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,259	74.9	✓
EWH	iShares MSCI Hong Kong	NDDUHK	2,179	76.2	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	1,771	17.2	✓
DBJP	DB X-trckrs MSCI Japan Hdg	M0JPHUSD	1,418	21.0	✓
EWA	iShares MSCI Australia	NDDUAS	1,140	50.4	✓
HEWJ	iShrs Curr Hdg MSCI Japan	M0JPHUSD	670	19.3	✓
IPAC	iShares Core MSCI Pacific	M1PCIM	579	4.2	
EWS	iShares MSCI Singapore	NDDUSG	485	13.0	✓
AIA	iShares Asia 50	SPAS50NT	296	1.9	
SCJ	iShares MSCI Japan SC	NCUAJN	193	3.5	✓
JPXN	iShares JPX Nikkei 400	JPNKNTR	119	1.1	
ENZL	iShares MSCI NZ Cap	M1NZSIM	68	1.0	✓
JSC	SPDR Russ/Nom Japan SC	RNIRIS	61	0.2	
NKY	MAXIS Nikkei 225 Index	NKY	43	0.8	✓
JPP	SPDR Russ/Nom Prime JP	RNIRIP	26	0.3	
HFXJ	IQ 50% Hedged FTSE Japan	GPNYL020	24	0.2	
ADRA	BLDRS Asia 50 ADR	BKTAST	21	0.0	
HGJP	ProShares Hedged FTSE Japan	GPPS008	21	0.3	
JPN	DB X-trackers JPX-Nikkei 400	JPNK400	12	0.2	
DBAP	DB X-Trckr MSCI AsiaPacxJP	M0APJHUS	7	0.1	
HJPX	iShrs CurrHdg JPX-Nikkei 400	JN4NUH	6	0.2	
KROO	IQ Australia SC	IQSMAUST	4	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Asia Pacific (continued)					
DBAU	DB X-trckr MSCI Aus HdgEq	M0AUHUSR	$4	$0.0	
JPNH	DB X-trckr JPX-Nikkei 400	JN4NUH	4	0.0	
HAUD	iShares CurrHdg MSCI Austr	M0AUHUSD	3	0.0	
Europe					
VGK	Vanguard FTSE Europe	ACDER	$13,909	$251.5	✓
EZU	iShares MSCI Eurozone	NDDUEMU	13,393	266.9	✓
EWG	iShares MSCI Germany	NDDUGR	5,573	150.6	✓
FEZ	SPDR EURO STOXX 50	SX5U	3,651	89.6	✓
DBEU	DB X-Trckr MSCI Eur Hdg Eq	M0EUHUSD	3,552	43.2	✓
IEV	iShares S&P Europe	SPE35CUN	2,548	32.4	✓
HEZU	iShrs Curr Hdgd MSCI Euroz	M0EMHUSR	2,441	50.6	✓
EWU	iShares MSCI UK	NDDUUK	2,155	51.7	✓
HEWG	iShrs Curr Hdg MSCI German	M0DEHUSD	1,133	28.2	✓
EWL	iShares MSCI Switz Cap	M1CH2550	1,117	26.0	✓
EWP	iShares MSCI Spain Cap	M1ES2550	1,082	44.7	✓
EWI	iShares MSCI Italy Cap	M1IT2550	944	33.7	✓
IEUR	iShares Core MSCI Europe	MIMUEURN	923	7.0	
EWQ	iShares MSCI France	NDDUFR	357	22.7	✓
EWD	iShares MSCI Sweden	NDDUSW	337	7.4	✓
GREK	Global X FTSE Greece 20	ASECU	229	6.8	✓
FEU	SPDR STOXX 50	SX5V	215	1.9	
EWK	iShares MSCI Belgium Cap	M1BESIM	214	4.1	✓
EIRL	iShares MSCI Irelnd Cap IMI	M1AIECP	172	2.5	
DBGR	DB X-trckr MSCI Germany Hdg	M0DEHUSD	143	2.2	
EWN	iShares MSCI Netherlands	MIMUNETN	138	6.2	✓
EIS	iShares MSCI Israel Capped	MISCNU	109	5.0	
DBEZ	DB X-trckr MSCI Eurozone Hdg	MIMUEHR	83	1.1	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	71	2.2	
HEWP	iShares CurrHdg MSCI Spain	MXES25H	66	0.5	
NORW	Global X MSCI Norway	M1NOSIM	54	0.7	
IEUS	iShares MSCI Europe SC	M1EUSC	53	0.3	
EWO	iShares MSCI Austria Cap	M1ATSIM	52	0.9	
GXF	Global X FTSE Nordic Reg	TN30XN	47	0.1	
ISRA	Market Vectors Israel	BLSNTR	44	0.7	✓
SMEZ	SPDR EURO STOXX Small Cap	SCXU	32	0.8	
HEWI	iShares CurrHdg MSCI Italy	MXIT25HE	32	1.9	
HFXE	IQ 50% Hedged FTSE Europe	TPNYL14	25	0.4	
EWGS	iShares MSCI Germany SC	NCUDGR	25	0.2	
PGAL	Global X FTSE Portugal 20	FPGALN	25	0.4	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	24	0.4	
HGEU	ProShares Hedged FTSE Eur	GPPS004	22	0.3	
ADRU	BLDRS Europe 100 ADR	BKTEURT	17	0.1	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	17	0.8	
EWUS	iShares MSCI UK SC	NCUDUK	15	0.1	
DAX	Recon Capital DAX Germany	DAXUSD	13	0.2	
HFEZ	SPDR Euro Stoxx 50 Curr Hdg	SX5HUN	10	0.2	
STXX	ALPS STOXX Europe 600	SXXP	6	0.1	
HEWU	iShares CurrHdg MSCI UK	M0UKHUSE	4	0.1	
DBUK	DB X-Trckrs MSCI UK Hdg Eq	M0UKHUSD	4	0.1	
DBSP	DB X-trckr MSCI Spain HdgEq	MXES25HR	2	0.0	
HEUS	iShr CurrHdg MSCI EurSC MinV	M1CXESH	2	0.0	
HEWL	iShares CurrHdg MSCI Swiss	MXCH25H	2	0.1	
DBSE	DB X-trckr MSCI SoEur HdgEq	M1EUHDGR	2	0.0	
DBIT	DB X-trckr MSCI Italy HdgEq	MXIT25HR	2	0.0	
UK	Recon Capital FTSE 100	UKXUSD	1	0.0	
North America					
EWC	iShares MSCI Canada	NDDUCA	$1,517	$52.5	✓

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
North America (continued)					
CNDA	IQ Canada SC	IQSMCANT	$6	$0.0	
HEWC	iShares CurrHdg MSCI Canada	M0CAHUSE	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Emerging Markets – Regional					
FXI	iShares FTSE China LC	TXINOUNU	$4,632	$980.7	✓
INDA	iShares MSCI India	NDEUSIA	3,278	56.3	✓
EWY	iShares MSCI S Korea Cap	M1KR2550	2,960	156.7	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,344	126.7	✓
MCHI	iShares MSCI China	NDEUCHF	1,832	48.6	✓
EWZ	iShares MSCI Brazil Cap	M1BR2550	1,727	445.8	✓
RSX	Market Vectors Russia	MVRSXTR	1,532	196.3	✓
EWW	iShares MSCI Mex Cap IMI	M1MX5IM	1,155	132.7	✓
GXC	SPDR S&P China	SCNUN	744	8.6	✓
INDY	iShares S&P India 50	BXTRNIF$	682	9.1	✓
ILF	iShares S&P Latin Amer 40	SPLACCUN	479	14.9	✓
FM	iShares MSCI Frontier 100	M1FM100	432	6.6	✓
PIN	PowerShares India	III	384	23.4	✓
ASHR	DB X-trckr Harv CSI 300 CH	CSIN0301	361	99.2	✓
VNM	Market Vectors Vietnam	MVVNMTR	357	6.3	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	348	6.8	
TUR	iShares MSCI Turkey	MIMUTURN	276	12.9	✓
EZA	iShares MSCI South Africa	NDEUSSA	249	33.5	✓
EIDO	iShares MSCI Indonesia	MIMUINON	248	14.0	✓
EPHE	iShares MSCI Philippines	MIMUPHIN	223	11.3	✓
THD	iShares MSCI Thai Cap IMI	M1TH5IM	207	11.2	✓
EWM	iShares MSCI Malaysia	NDDUMAF	199	19.3	✓
FNI	First Trust ISE Chindia	ICK	192	1.3	
ERUS	iShares MSCI Russia Capped	MSEURU$N	188	5.1	
ECH	iShares MSCI Chile Cap IMI	M1CL5IM	169	9.9	✓
PGJ	PwrShr Golden Dragon China	HXCX	165	1.4	✓
SCIF	Market Vectors India SC	MVSCIFTR	160	4.1	✓
BKF	iShares MSCI BRIC	NDUEBRIC	157	1.0	✓
EPOL	iShares MSCI Pol Cap	M1PL5IM	132	4.7	
BBRC	EGShares Beyond BRICs	TFBBRCNU	127	1.5	
EEMA	iShares MSCI EM Asia	NDUEEGFA	109	3.0	
HAO	Guggenheim China SC	ACNSC	108	3.1	✓
DBKO	DB X-trckr MSCI SKorea Hdg	M1KRD255	105	5.3	
EPU	iShares MSCI All Peru Cap	M1PECAPD	96	2.4	✓
IDX	Market Vectors Indonesia	MVIDXTR	85	1.5	
PEK	Mkt Vectors ChinaAMC A-Sh	CSIR0300	83	3.4	✓
SMIN	iShares MSCI India SC	MSLUINDN	73	0.7	
BIK	SPDR S&P BRIC 40	SPTRBRIC	68	0.4	
EEB	Guggenheim BRIC	DRBRICT	65	0.2	✓
BRF	Market Vectors Brazil SC	MVBRFTR	60	0.6	✓
GXG	Global X MSCI Colombia	M1ACOCP	57	1.2	✓
AFK	Market Vectors-Africa	MVAFKTR	49	0.7	
QAT	iShares MSCI Qatar Capped	M1QLCE	39	0.1	
CNXT	MktVct China AMC SME ChiNext	SZ399611	38	3.8	✓
HEWY	iShares CurrHdg MSCI SoKorea	M1KRD255	37	0.3	
GUR	SPDR S&P Emerging Europe	STBMEECQ	33	0.3	✓
ASHS	DBXTrckr Harv CSI500 Ch-A SC	CSIH0310	31	4.8	✓
RSXJ	Market Vectors Russia SC	MVRSXJTR	31	0.7	
GAF	SPDR S&P EM Middle East	STBMMEU	27	0.2	
UAE	iShares MSCI UAE Capped	M1ALCE	23	0.2	
EGPT	Market Vectors Egypt Index	MVEGPTTR	23	0.3	
GML	SPDR S&P EM Lat Am	SLAUN	22	0.2	
ARGT	Global X MSCI Argentina	M1AAR5R	22	0.3	✓
YAO	Guggenheim China All-Cap	ACNACTR	22	0.3	✓
SCIN	EGShares India SC	ISCINT	20	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
EWZS	iShares MSCI Brazil SC	MSLUBRZN	$20	$0.3	
RBL	SPDR S&P Russia	SPCQXRUN	20	0.1	
ECNS	iShares MSCI China SC	MSLUCHNN	20	0.5	✓
NGE	Global X MSCI Nigeria	M1ANI5R	17	0.6	
AFTY	CSOP FTSE China A50	A50CNHN	17	1.1	✓
PLND	Market Vectors Poland	MVPLNDTR	15	0.2	
ICOL	iShares MSCI Colombia Cap	M1ACOCP	13	0.1	
ASEA	Global X Southeast Asia	TAS40NU	11	0.1	
CN	DB X-trckr MSCI All CH Eq	M1CNAL	11	0.1	
CXSE	WisdomTree CH Ex-SOE	CHXSOETR	9	0.1	
MES	Market Vectors Gulf States	MVMESTR	8	0.1	
BICK	First Trust BICK	BIQ	7	0.0	
EEML	iShares MSCI EM LatAm	NDUEEGFL	7	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	6	0.0	
PAK	Global X MSCI Pakistan	MXCXP25R	5	0.1	
KBA	KrnShrs Bosera MSCI ChinaA	M1CNAI	4	0.4	
HKOR	Horizons Korea KOSPI 200	KOSPI2	4	0.0	✓
KSA	iShrs MSCI Saudi Arabia Cap	M1SA5IM	4	0.0	
DBMX	DB X-trckr MSCI Mexico Hdg	M1MXD5IM	4	0.0	
DBBR	DB X-trckrs MSCI Braz Hdg	M0BRHUSD	3	0.1	
AND	Global X FTSE Andean 40	TANDE40U	3	0.0	
CNHX	CSOP MSCI China A Intl Hdg	M1CXCNA	3	0.0	
BRAZ	Global X Brazil MC	SOLBRAZ	2	0.0	
HEWW	iShares CurrHdg MSCI Mexico	M1MXD5IM	2	0.0	
EMBB	SPDR MSCI EM Beyond BRIC	M1EMBRIC	2	0.0	
XINA	SPDR MSCI China A Shrs IMI	M1CNAIIR	2	0.1	
KEMP	KraneShares FTSE EM Plus	GDPECON	2	0.0	
ASHX	DB X-trckr CSI 300 A-Sh Hdg	CSIH0405	1	0.1	
XCEM	EGShares EM Core ex-China	EGAXCEMT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Emerging Markets – General					
VWO	Vanguard FTSE EM	TFQEACR	$30,738	$693.7	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	19,151	2,192.5	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	8,788	203.8	✓
SCHE	Schwab Emrg Markets Equity	FTAG01	1,339	15.8	✓
EWX	SPDR S&P Emerging SC	SPBMKSUT	297	4.2	✓
HEEM	iShares Curr Hdg MSCI Emerg	M1EFHUS	194	3.5	
GMM	SPDR S&P Emg Mkts	SEMUN	137	2.8	
DBEM	DB X-trackers MSCI EM Hdg	M0EMHUSD	119	2.4	
ADRE	BLDRS EM 50 ADR	BKTEMT	112	0.4	
EEMS	iShares MSCI EM SC	MSLUEMRN	86	3.0	
EMFM	Global X Next EM & FM	EMFM	84	0.6	
FRN	Guggenheim Frontier Mkts	BKNFRR	36	0.5	
EWEM	Guggenheim MSCI EM EW	MXEMECWR	9	0.1	
EMCR	EGShares EM Core	SPEMCRT	4	0.0	
EMFT	SPDR MSCI EM 50	M1EF50	3	0.0	
EMHZ	iShares MSCI EM Horizon	M1EFHR	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,640	$277.9	✓
TQQQ	ProShares UltraPro QQQ	NDX	1,271	410.7	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,102	138.8	✓
UPRO	ProShares UltraPro SP500	SPX	887	227.2	✓
QLD	ProShares Ultra QQQ	NDX	865	136.8	✓
TNA	Direxion Daily SC Bull 3x	RTY	798	361.7	✓
NUGT	Direxion Gld Mnrs Bull 3x	GDM	652	193.8	✓
UYG	ProShares Ultra Financials	DJUSFN	622	5.3	✓
SPXL	Direxion Daily SPX Bull 3x	SPX	595	153.7	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	513	73.8	✓

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide January 2016

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
ERX	Direxion Daily Ener Bull 3x	IXE	$382	$92.2	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSP	343	840.1	✓
CURE	Direxion HlthCr Bull 3x	IXV	245	15.3	✓
DDM	ProShares Ultra Dow30	INDU	218	32.5	✓
URE	ProShares Ultra RealEstate	DJUSRE	210	14.7	✓
UDOW	ProShares UltraPro Dow30	INDU	166	37.7	✓
TECL	Direxion Daily Tech Bull 3x	IXT	144	6.3	✓
RUSL	Direxion Russia Bull 3x	MVRSX	144	20.5	✓
UWM	ProShares Ultra R2000	RTY	132	19.0	✓
EDC	Direxion Daily EM Bull 3x	MXEF	129	22.4	✓
RXL	ProShares Ultra HealthCare	DJUSHC	115	2.5	
LABU	Direxion S&P Biotech Bu3X	SPSIBITR	112	39.9	✓
YINN	Direxion FTSE CH Bull 3X	TXINOUU	111	24.7	✓
JNUG	Direxion Jr Gold Bull 3X	MVGDXJTR	110	46.2	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	109	7.9	✓
ROM	ProShares Ultra Technology	DJUSTC	106	1.6	✓
MVV	ProShares Ultra SP 400	MID	94	4.6	✓
DRN	Direxion Daily RE Bull 3x	RMZ	85	8.5	✓
SOXL	Direxion Semicond Bull 3x	SOX	78	12.8	✓
INDL	Direxion India Bull 3x	III	70	2.5	✓
URTY	ProShares UltraPro R2000	RTY	60	13.8	✓
CHAU	Direxion CSI 300 CH-A Bull2X	CSIN0301	55	11.1	✓
RETL	Direxion Retail Bull 3x	RU1SSRTL	51	1.7	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	37	0.8	✓
MIDU	Direxion Daily MC Bull 3x	MID	37	2.1	✓
BRZU	Direxion Brazil Bull 3X	M1BR2550	36	4.9	✓
EURL	Direxion FTSE Europe 3X Bull	TGPVAN31	33	1.6	
UBIO	Prshrs UltraPro NASDAQ Biot	NBI	32	6.2	✓
GASL	Direxion Nat Gas Bull 2x	FUM	28	9.7	✓
UMDD	ProShares UltraPro Mid400	MID	23	0.8	✓
USD	ProShares Ultra Semicond	DJUSSC	22	0.6	✓
UCC	ProShares Ultra Cons Svcs	DJUSCY	21	0.5	
DZK	Direxion Daily DM Bull 3x	MXEA	18	0.9	✓
XPP	ProShrs Ultra FTSE China 50	XINOU	17	1.7	✓
GUSH	Direxion SP O&G Exp&Prd Bu3X	SPSIOPTR	17	1.8	✓
UPV	ProShr Ultra FTSE Europe	FTAD06	16	0.3	
UPW	ProShares Ultra Utilities	DJUSUT	16	0.3	
UXI	ProShares Ultra Industrial	DJUSIN	16	0.3	✓
SAA	ProShares Ultra S&P600	SML	15	0.1	✓
UGE	ProShares Ultra Cons Goods	DJUSNC	14	0.3	
EZJ	ProShares Ultra MSCI Japan	MXJP	14	0.3	✓
EET	ProShares Ultra MSCI EM	MXEF	12	0.3	✓
EFO	ProShares Ultra MSCI EAFE	MXEA	12	0.5	
JPNL	Direxion Japan 3X Bull	NDDUJN	11	0.5	✓
LLSP	Direxion SP500 1.25x Bull	SPX	11	0.2	
KRU	ProShrs Ultra S&P Reg Bank	KRX	9	0.3	
FINU	ProShares UltraPro Finl	IXMTR	9	0.1	
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	6	0.2	✓
KORU	Direxion SK Bull 3X	M1KR2550	4	0.1	
SPUU	Direxion S&P 500 Bull 2X	SPX	4	0.2	
LTL	ProShares Ultra Telecomm	DJSTEL	4	0.0	
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	3	0.1	
UMX	ProShr Ultra MSCI Mex Cap	MXMXSIM	3	0.0	
HAKK	Direxion Cyber Sec Bull 2X	HXR	3	0.1	
PILL	Direxion Pharma&Med Bull2X	DZR	3	0.0	
GDJJ	Prshrs Ultra Jr Gold Miners	MVGDXJ	2	0.0	
HBU	PrShrs Ultra Homebuild&Supp	DJSHMB	2	0.0	
DPST	Direxion Reg Banks Bull 3X	SOLRBK	2	0.0	
GDXX	Prshrs Ultra Gold Miners	GDM	2	0.1	
SMLL	Direxion Daily SC Bull 2x	RTY	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
NAIL	Direxion HomeBld&Supp Bu3X	DJSHMBT	$2	$0.0	
LLDM	Direxion FTSE DM 1.25x Bull	TGPVAN33	1	0.0	
LLSC	Direxion SC 1.25x Bull	RTY	1	0.0	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	1	0.0	
LLEM	Direxion FTSE EM 1.25x Bull	TGPVAN30	1	0.0	
UOP	Prshrs Ultra O&G Exp&Prd	SPSIOP	1	0.0	
Inverse – Equities					
SH	ProShares Short S&P500	SPX	$1,943	$121.3	✓
SDS	ProShares UltraShort SP500	SPX	1,512	280.6	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	782	268.9	✓
SPXU	ProShares UltPro Shrt SP500	SPX	567	232.8	✓
EUM	ProShares Short MSCI EM	MXEF	467	27.4	✓
RWM	ProShares Short R2000	RTY	435	48.0	✓
TZA	Direxion Daily SC Bear 3x	RTY	431	172.7	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	384	182.6	✓
QID	ProShares UltraShort QQQ	NDX	349	152.8	✓
DOG	ProShares Short Dow30	INDU	345	24.1	✓
SPXS	Direxion Daily SPX Bear 3x	SPX	311	116.9	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	305	51.6	✓
PSQ	ProShares Short QQQ	NDX	304	25.9	✓
DXD	ProShares UltraShort Dow30	INDU	278	36.5	✓
TWM	ProShares UltSh R2000	RTY	209	63.9	✓
CHAD	Direxion CSI 300 CH-A Br1X	CSIN0301	164	14.2	✓
DUST	Direxion Gld Mnrs Bear 3x	GDM	148	162.0	✓
SDOW	ProShares UltraPro Shrt D30	INDU	146	34.5	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	128	26.7	✓
EDZ	Direxion Daily EM Bear 3x	MXEF	128	44.4	✓
ERY	Direxion Daily Ener Bear 3x	IXE	89	46.9	✓
EEV	ProShares UltSh MSCI EM	MXEF	85	4.0	✓
YANG	Direxion FTSE CH Bear 3X	TXINOUU	85	25.7	✓
EFZ	ProShares Short MSCI EAFE	MXEA	78	4.1	✓
FXP	ProShares UltSh FTSE China	XINOI	77	6.3	✓
SRTY	ProShares UltraPro Shrt R2	RTY	71	35.6	✓
SKF	ProShares UltSh Financials	DJUSFN	60	1.9	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	46	12.0	✓
RUSS	Direxion Russia Bear 3x	MVRSX	43	15.8	✓
SOXS	Direxion Semicond Bear 3x	SOX	39	6.1	✓
EPV	ProShares FTSE Euro	FTAD06	38	2.4	✓
JDST	Direxion Jr Gold Bear 3X	MVGDXJTR	36	38.5	✓
SRS	ProShares UltSh Real Est	DJUSRE	34	3.6	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR2550	32	6.6	✓
LABD	Direxion S&P Biotech Br3X	SPSIBITR	27	25.9	✓
REK	ProShares Shrt Real Estate	DJUSRE	26	1.7	
MYY	ProShares Short SP 400	MID	24	0.7	
SEF	ProShares Short Financials	DJUSFN	24	0.4	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	24	1.3	✓
TECS	Direxion Daily Tech Bear 3x	IXT	22	2.5	✓
MIDZ	Direxion Daily MC Bear 3x	MID	19	1.0	✓
SBM	ProShares Shrt Basic Mat	DJUSBM	16	0.1	
SBB	ProShares Short S&P600	SML	15	0.1	
EWV	ProShares UltSh MSCI Japan	MXJP	15	1.0	✓
DDG	ProShares Short Oil & Gas	DJUSEN	15	0.3	
DRV	Direxion Daily RE Bear 3x	RMZ	13	1.1	✓
DPK	Direxion Daily DM Bear 3x	MXEA	13	0.4	✓
MZZ	ProShares UltraSh SP 400	MID	12	0.4	✓
ZBIO	Prshrs UltPro Sh NASDAQ Biot	NBI	12	1.9	✓
YXI	ProShrs Shrt FTSE China 50	XINOU	12	0.5	
LABS	Direxion S&P Biotech Bear 3X	SPSIBI	7	0.1	
REW	ProShares UltSh Technology	DJUSTC	7	0.3	✓

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
DRIP	Direxion SP O&G Exp&Prd Br3X	SPSIOPTR	$7	$2.2	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	7	0.3	✓
CLAW	Direxion HomeBld&Supp Br3X	DJSHMBT	6	0.0	
FINZ	ProShares UltraPro Sh Fins	IXMTR	6	0.1	
SDD	ProShares UltraShort SP600	SML	6	0.0	
SMDD	ProShares UltraPro Shrt SP4	MID	5	0.4	✓
SIJ	ProShares UltSh Industrial	DJUSIN	5	0.3	✓
GASX	Direxion NatGas Bear 3X	FUM	5	0.6	
SOP	Prshrs UltraSh O&G Exp&Prd	SPSIOP	5	0.1	
SDP	ProShares UltSh Utilities	DJUSUT	4	0.1	
PILS	Direxion Pharma&Med Bear2X	DZR	4	0.0	
SSG	ProShares UltSh Semicond	DJUSSC	4	0.1	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	3	0.0	
WDRW	Direxion Reg Banks Bear 3X	SOLRBK	3	0.1	
HAKD	Direxion Cyber Sec Bear 2X	HXR	3	0.1	
SICK	Direxion Healthcare Bear 3X	IXV	2	0.2	
HBZ	PrShrs UltraSh Homebu&Supp	DJSHMB	2	0.0	
TOTS	Direxion Total Mkt Bear 1X	MZUSB	2	0.1	
RXD	ProShares UltSh HealthCare	DJUSHC	2	0.1	
GDJS	Prshrs UltraSh Jr Gold Min	MVGDXJ	2	0.0	
SMK	ProShares UltraShort MSCI Mexi	MXMX5IM	2	0.0	
SZK	ProShares UltSh Cons Good	DJUSNC	2	0.1	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	1	0.0	
GDXS	Prshrs UltraSh Gold Miners	GDM	1	0.2	
KRS	ProShares Shrt S&P RegBank	KRX	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	DVGTR	$18,115	$67.6	✓
DVY	iShares Select Dividend	DJDVY	12,487	68.9	✓
SDY	SPDR S&P Dividend	SPHYDATR	11,772	64.9	✓
VYM	Vanguard High Div Yield	TGPVAN	10,833	53.3	✓
HDV	iShares Core High Dividend	MDYFT	4,073	25.4	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	2,874	23.0	✓
DLN	WisdomTree LC Div	WTLDITR	1,623	6.9	✓
DON	WisdomTree MC Div	WTMDITR	1,406	6.0	
FVD	First Trust Value Line Div	VLFVD	1,133	4.5	✓
DES	WisdomTree SC Div	WTSDITR	1,032	4.3	✓
NOBL	ProShrs SP500 Div Aristocr	SPDAUDT	989	8.2	✓
SDOG	ALPS Sector Dividend Dogs	SDOGXTR	884	5.4	
DHS	WisdomTree High Dividend	WTHYE	858	3.0	
FDL	First Trust Mrngstr Div	MDL	851	4.4	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	835	3.1	✓
QDF	FlexShares Quality Div	NTUQDTR	667	2.2	
PEY	PowerShares HY Equity Div	DAYTR	578	3.0	✓
SPHD	PowerShares SP5 High Div	SP5LVHDT	545	5.4	
DGRW	WisdomTree US Qual Div Gro	WTDGITR	517	4.9	✓
DTD	WisdomTree Total Dividend	WTDITR	458	2.1	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	433	2.5	✓
DGRO	iShares Core Div Growth	MSDIVGT	331	2.9	
PFM	PowerShares Div Achievers	DAATR	267	1.0	✓
KBWD	PwrShrs KBW High Div Fin	KDXTR	220	1.4	
QDEF	FlxShrs Quality Div Defens	NTUQDDFT	176	0.6	
QDYN	FlxShrs Quality Div Dynam	NTUQDDYT	57	0.3	
RDIV	Oppenheimer Ultra Div Rev	REVWDIVT	48	0.4	
RDVY	FT NASDAQ Rising Div Achvr	NQDVRIS	34	0.4	
CDL	Vict CEMP US LC HiDiv VolWgt	CEMPULDT	33	0.3	
DGRS	WisdomTree US SC Div Gro	WTSDG	30	0.3	
REGL	Prshrs S&P MC 400 Div Arist	SPDAMCUT	18	0.1	
SMDV	Prshrs Russ 2000 Div Growers	R2DIVGRO	14	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
Domestic (continued)					
CSB	Vict CEMP US SC HiDiv VolWgt	CEMPUSDT	$12	$0.1	
VLSM	Direxion VL SC & MC High Div	VLSMDT	12	0.1	
VLML	Direxion VL MC & LC High Div	VLMLDT	8	0.1	
SPYD	SPDR S&P 500 High Dividend	SPXHDUT	6	0.3	
SRET	Global X SuperDividend REIT	SRET	4	0.0	
LEAD	Reality Shares DIVCON Ldrs	RSLEAD	3	0.5	
DJD	Guggenheim DJIA Dividend	DJIYWT	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	$15,206	$304.7	✓
DXJ	WisdomTree Japan Hedge Div	WTIDJH	13,152	332.0	✓
IDV	iShares Intl Select Div	DJEPCSDT	2,390	30.9	✓
DEM	WisdomTree EM High Div	WTEMHYTR	1,145	15.3	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	1,005	4.6	
DFE	WisdomTree Europe SC Div	WTIDESTR	926	9.8	✓
DGS	WisdomTree EM SC Div	WTEMSC	781	6.4	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	757	8.5	✓
SDIV	Global X SuperDividend	SOLSDIV	712	5.0	✓
PID	PowerShares Internat Div	DATNTR	667	9.7	✓
IHDG	WisdomTree Intl Hedg DivGro	WTIDGHT	594	6.2	✓
DWM	WisdomTree Intl Equity	WTIDFATR	578	3.9	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	368	3.1	✓
DOL	WisdomTree Intl LC Div	WTIDLCTR	348	2.3	
FGD	First Trust DJ Glb Sel Div	DJGSD	330	2.2	
IQDF	FlxShrs Intl Qual Div	NTIQDNTR	320	3.2	
DTH	WisdomTree Intl High Div	WTIDHYTR	255	1.6	
DIV	Global SuperDividend US	IDIVT	248	1.8	
DXGE	WisdomTree Germany Hdgd Eq	WTIDGEHT	232	3.9	
EUSC	Wisdomtree Europe Hdgd SC	WTESEHT	226	2.3	✓
EDIV	SPDR S&P EM Dividend	SPGTEDUN	218	3.0	✓
DOO	WisdomTree Intl Div	WTIDXFTR	216	1.6	
DXJS	WisdomTree Japan Hedged SC	WTIDJSEH	167	2.1	✓
FDD	First Trust STOXX EUSelDiv	SD3L	151	1.2	✓
DIM	WisdomTree Intl MC Div	WTIDMCTR	142	0.8	
DVYE	iShares EM Dividend	DJEMDIVR	131	1.7	
IDOG	ALPS Intl Sector Div Dogs	IDOGXTR	115	0.9	
DEW	WisdomTree Global High Div	WTGDHYTR	78	0.9	
WDIV	SPDR S&P Global Dividend	SPGDAUN	72	0.7	
DNL	WisdomTree GlbxUS Div Gro	WTGDXGTR	72	0.4	
IQDE	FlxShrs Intl Qual Div Def	NTIQDDFN	53	0.8	
LVL	Guggenheim S&P Glb Div	SPGTGDON	45	0.3	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	40	0.3	
IQDY	FlxShrs Intl Qual Div Dyn	NTIQDDYN	37	1.1	
DXPS	WisdomTree UK Hedged Equit	WTIDUKHT	31	0.2	
DGRE	WisdomTree EM Div Gro	WTEMDGTR	29	0.5	
DVYA	iShares Asia/Pac Div	DJAPSDT	29	0.2	
AUSE	WisdomTree Australia Div	WTIDAUST	28	0.2	
DXKW	WisdomTree Korea Hdgd Eqy	WTKRHT	19	0.1	
GULF	WisdomTree Middle East Div	WTEMMETR	18	0.2	
EUDG	WisdomTree Europe Div Gro	WTEDGTR	17	0.1	
JHDG	WT Japan Hedged Div Gro	WTJDGHTR	16	0.2	
HILO	EGShares EM Quality Div	EGAQLDVT	15	0.1	
EFAD	ProSh MSCI EAFE Div Grower	M2EADMAR	15	0.3	
HDAW	DB X-trckr MSCI AWxUS HiDiv	M1AFHDG	10	0.1	
EDOG	ALPS EM Sector Div Dogs	EDOGXTR	8	0.1	
DXUS	WT Global ex-US Hdgd Div	WTGDXHT	6	0.1	
HDWM	WisdomTree Intl Hedged Eq	WTIDFAHT	5	0.1	
EUDV	ProShares MSCI Eur DivGro	MXCXEDMR	5	0.0	
HDEF	DB X-trckr MSCI EAFE HiDiv	M1EAHDGR	4	0.1	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide January 2016

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.[*]
Dividend (continued)					
International (continued)					
HDWX	SPDR S&P Intl Div Curr Hdg	SPIDOHUN	$4	$0.0	
SDEM	Global X SuperDividend EM	ISDEMT	3	0.0	
GSD	Wisdomtree Global SC Div	WTGSTR	2	0.0	
DDLS	WT Dynamic CurrHdg Intl SC	WTIDSCHD	2	0.0	
DDWM	WT Dynamic CurrHdg Intl	WTDFAHDT	2	0.1	
DDEZ	WT Dynamic CurrHdg Europe	WTEDHDT	2	0.0	
DDJP	WT Dynamic CurrHdg Japan	WTJTDHDT	2	0.0	
HDEZ	DB X-trckr MSCI Euro HiDiv	M1EMHDG	2	0.0	
JDG	WisdomTree JP Div Growth	WTJDGTR	2	0.0	
HDEE	DB X-trckr MSCI EM HiDiv	M1EEHDG	2	0.0	
HGSD	WisdomTree Glb Hdg SC Div	WTGSHT	2	0.0	
HDLS	WisdomTree Intl Hdgd SC Div	WTIDSCHT	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

9

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Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$23,907	$370.3	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	13,016	852.2	✓
VCSH	Vanguard ST Corporate	BUC1TRUU	11,050	60.9	✓
CSJ	iShares 1-3 Yr Credit	LD01TRUU	10,754	54.8	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	8,795	411.1	✓
VCIT	Vanguard Interm Corporate	BCR5TRUU	6,461	40.2	✓
CIU	iShares Interm Credit	LUICTRUU	5,863	50.6	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	4,634	24.9	✓
SJNK	SPDR Barc ShTrm High Yld	BHY5TRUU	2,759	52.0	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	1,845	29.6	✓
VCLT	Vanguard LT Corporate	LD07TRUU	1,095	12.4	✓
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	953	4.2	
ITR	SPDR Barc Interm Credit	LD06TRUU	953	5.6	
SHYG	iShares 0-5 Yr HY Corp Bd	IBXXSHY1	897	11.4	
CRED	iShares Core US Credit Bd	LUCRTRUU	888	5.8	✓
BSCI	Guggenheim BltShrs '18 CB	BSCBI	803	3.3	
CLY	iShares 10+Yr Credit	LULCTRUU	749	7.7	✓
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	701	3.2	
BSJG	Guggenheim BulltShr '16 HY	BSJKG	671	3.3	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	619	4.2	
PHB	PowerShares Fund HY Corp	RAFIHY	605	9.2	✓
BSJI	Guggenheim BulltShr '18 HY	BSJKI	531	4.1	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	466	2.2	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	455	2.5	
CORP	PIMCO Invest Grade Corp Bd	CDA0	258	3.6	
BSCL	Guggenheim BltShr 2021 CB	BSCBL	239	1.3	
BSCM	Guggenheim BltShr 2022 CB	BSCBM	218	1.3	
BSJJ	Ggghm BltShrs '19 HY CB	BSJKJ	216	2.1	
IBCC	iShrs iBnd '18 Corp ex-Fin	BM18TRUU	178	0.2	
LWC	SPDR Barc LT Credit	LD07TRUU	159	2.8	
IGHG	ProShrs Inv Grd IntRt Hdgd	CFIIGHG	139	1.2	
IHY	Market Vectors Intl HY Bd	HXUS	129	1.3	✓
IBDB	iShrs iBnds Mar '18 Corp	BI18TRUU	97	0.3	
SLQD	iShares 0-5 Yr Inv Gr CB	IBXXSIG1	95	1.0	
HYHG	ProShares HY-Int Rate Hdgd	CFIHYHG	88	0.9	
BSJK	Ggghm BltShrs '20 HY CB	BSJKK	87	0.8	
IBDL	iShares iBonds Dec 2020 CB	BDM4TRUU	79	0.5	
IBDC	iShrs iBnds Mar '20 Corp	BI20TRUU	78	0.2	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	74	3.7	
IBDH	iShrs iBonds Dec '18 Corp	BDM1TRUU	70	0.5	
IBDA	iShrs iBnds Mar '16 Corp	BI16TRUU	66	0.1	
IBDD	iShrs iBnds Mar '23 Corp	BI23TRUU	62	0.1	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	59	0.7	
IBCD	iShrs iBnd '20 Corp ex-Fin	BM20TRUU	59	0.2	
BSCO	Guggenheim BltShr 2024 CB	BSCBO	57	0.5	
IBDF	iShrs iBonds Dec '16 Corp	BDM3TRUU	54	0.4	
IBDK	iShares iBonds Dec 2019 Corp	BDM6TRUU	48	0.4	
BSCN	Guggenheim BltShr 2023 CB	BSCBN	45	0.3	
IBDM	iShares iBonds Dec 2021 Corp	BDM7TRUU	40	0.4	
IBCE	iShrs iBnd '12 Corp ex-Fin	BM23TRUU	38	0.1	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	38	0.2	
IBDJ	iShares iBonds Dec 2017 Corp	BDM5TRUU	37	0.3	
IBDN	iShares iBonds Dec 2022 Corp	BDM8TRUU	37	0.3	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	37	1.3	
HYGH	iShrs Int Rate Hedg HY Bd	n/a	36	0.9	
IBCB	iShrs iBnd '16 Corp ex-Fin	BM16TRUU	35	0.1	
CJNK	SPDR BofA ML Crossover Bnd	XOVD	31	0.2	
BSJL	Ggghm BltShrs '21 HY CB	BSJKL	29	0.2	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	28	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income (continued)					
US Credit (continued)					
LQDH	iShrs Int Rate Hedg CorpBd	n/a	$27	$0.3	
IBDQ	iShares iBonds Dec 2025 Corp	BDMBTRUU	27	0.2	
IJNK	SPDR Barclays Intl HY Bond	BGHXTRUU	25	0.1	
BSJM	Ggghm BltShrs '22 HY CB	BSJKM	24	0.3	
IBDO	iShares iBonds Dec 2023 Corp	BDM9TRUU	23	0.2	
IBDP	iShares iBonds Dec 2024 Corpo	BDMATRUU	23	0.2	
SKOR	FlexSh Cred-Scor US Corp Bd	NTUCCBTR	15	0.1	
HYZD	WT BofA ML HY Bd Zero Dura	HZCD	13	0.3	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	10	0.2	
HYND	WT BofA ML HY Bd Neg Dura	H7CD	9	0.1	
HYIH	DB X-trckr HY CB Int Rt Hdg	SOLHYIH	8	0.0	
CLYH	iShares IntRt Hdg 10+ Yr CB	n/a	8	0.1	
BSCP	Guggenheim BulltShr '25 CB	BSCBP	6	0.1	
LDRI	PwrSh LadderRite 0-5Y Corp Bd	LDRIG05	5	0.0	
LKOR	FlxShrs Credit-Scored US CB	NTUCLCBT	5	0.0	
BSJN	Guggenheim BulltShr '23 CB	BSJKN	5	0.0	
IGIH	DB X-trckr InvGrBd IntRt Hdg	SOLIGIH	5	0.0	
THHY	Mkt Vectors Treas-Hedg HY	MVTHHY	4	0.0	
US Government					
TIP	iShares TIPS Bond	LBUTTRUU	$14,444	$72.4	✓
SHY	iShares 1-3 Yr Treas	LT01TRUU	12,071	215.1	✓
IEF	iShares 7-10 Yr Treas	LT09TRUU	8,466	224.4	✓
TLT	iShares 20+ Yr Treas	LT11TRUU	6,962	1,035.1	✓
IEI	iShares 3-7 Yr Treas	LT13TRUU	5,375	59.9	✓
SHV	iShares Short Treas	LT12TRUU	3,516	94.7	✓
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	2,727	79.0	✓
VTIP	Vanguard ST Inflat-Protect	LTP5TRUU	2,042	11.2	
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	1,844	4.5	✓
GOVT	iShares Core US Treas Bond	LUATTRUU	1,766	8.4	
SCHO	Schwab Short-Term US Treas	LT01TRUU	1,105	13.8	
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,062	4.6	
SCHP	Schwab US	LBUTTRUU	825	4.4	✓
VGSH	Vanguard ST Govt	BFA3TRUU	694	7.9	
ITE	SPDR Barc Interm Treasury	LT08TRUU	676	5.9	
IPE	SPDR Barclays TIPS	BOT1T	627	2.0	
STIP	iShares 0-5Yr TIPS Bond	LTP5TRUU	584	3.1	
TLH	iShares 10-20Yr Treas	LT10TRUU	494	6.9	✓
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	480	1.7	
VGIT	Vanguard Interm Govt	BGF3TRUU	480	4.0	
SCHR	Schwab Inter-Term US Treas	LT31TRUU	442	4.0	
EDV	Vanguard Extend Dur Treas	BSEPTRUU	377	6.1	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	347	7.1	
VGLT	Vanguard LT Govt	BGFLTRUU	344	3.2	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	270	1.2	
FTSD	Franklin Sh Duration USGov	LD24TRUU	189	0.7	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	165	5.1	✓
TUZ	PIMCO 1-3 Yr US Treas	G1O2	127	1.6	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	99	1.8	✓
TIPZ	PIMCO Broad US TIPS	G0QI	74	0.7	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	70	1.0	
TIPX	SPDR Barclays 1-10 Yr TIPS	BOT3T	19	0.1	
SIPE	SPDR Barclays 0-5 Year TIPS ET	BOT0T	4	0.0	
Aggregate and Other					
AGG	iShares Core US Agg Bond	LBUSTRUU	$31,172	$293.2	✓
BND	Vanguard Total Bond Market	LBUFTRUU	28,087	152.5	✓
BSV	Vanguard Short-Term Bond	BFA1TRUU	17,597	97.9	✓
BIV	Vanguard Interm Bond	BFA0TRUU	7,724	41.6	✓

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

11

FICC

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income (continued)					
Aggregate and Other (continued)					
MBB	iShares MBS	LUMSTRUU	$7,556	$58.1	✓
BKLN	PwrShr Senior Loan Portfol	SPBDLL	3,925	59.8	✓
FLOT	iShares Floating Rate Bond	BFUSTRUU	3,620	30.7	✓
CWB	SPDR Barc Convertible Bond	BCSSTRUU	2,427	45.3	✓
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	2,148	15.6	
NEAR	iShrs Short Maturity Bond	n/a	2,141	19.5	
VMBS	Vanguard MBS	LMBGTRUU	1,888	13.7	
GVI	iShares IntermGov/Crd	LF97TRUU	1,833	17.3	✓
BLV	Vanguard Long-Term Bond	BFALTRUU	1,712	16.9	✓
BNDS	SPDR Barc Aggregate Bond	LBUSTRUU	1,088	5.5	
BAB	PowerShares Build America	BABS	695	2.9	
IUSB	iShrs Core Total USD BdMkt	LC07TRUU	683	0.9	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	639	8.8	
AGZ	iShares Agency Bond	LUAATRUU	574	7.9	
ISTB	iShares Core 1-5 Yr USD Bd	BUH1TRUU	503	3.6	
FTSL	First Trust Senior Loan	n/a	418	3.8	
VBND	Vident Core US Bond Strategy	VBNDX	403	0.8	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	391	1.0	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	291	2.1	
GBF	iShares Govt/Credit	LUGCTRUU	226	7.2	
MBG	SPDR Barc MBS	LUMSTRUU	170	0.7	
CMBS	iShares CMBS Bnd	LUCMTRUU	164	2.0	
ILTB	iShares Core 10+ Yr USD Bd	BUXMTRUU	137	1.0	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	79	0.4	
INC	iShares US Fixed Inc Bal Rsk	n/a	73	0.1	
GNMA	iShares GNMA Bond	LGNMTRUU	71	0.4	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	49	0.7	
MBSD	FlexShares Discip Dur MBS	M375	26	0.1	
AGZD	WT Barc US Agg Bd Zero Dur	BAZDTRUU	24	0.7	
RISE	Sit Rising Rate	RISEBP	20	0.1	
ICVT	iShares Convertible Bond	BCTSTRUU	17	0.1	
TFLO	iShrs Treas Floating Rate	BTFLTRUU	15	0.2	
AGND	WT Barc US Agg Bd Neg Dur	BUAFTRUU	13	0.5	
LMBS	FT Low Dur Mortgage Opport	n/a	10	0.1	
BYLD	iShares Yield Optimized Bd	MSAABYOT	8	0.1	
GMTB	Columbia Core Bond	LBUSTRUU	8	0.0	
COBO	ProShares USD Covered Bond	COBOUSD	6	0.0	
AGGY	WT Barclays US Aggreg Bd Enh	BAYDTRUU	5	0.1	
FCVT	FT SSI Strategic Convert	n/a	5	0.0	
ICSH	iShares Ultra Short-Term Bd	n/a	2	0.0	
USFR	WisdomTree BBG Float Rate	BUSYFL	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
BNDX	Vanguard Total Intl Bond	BGRCTRUH	$4,503	$42.5	✓
EMB	iShares JPM USD EM Bond	JPEICORE	4,400	105.2	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	2,606	25.2	✓
BWX	SPDR Barc Internat Treas	LTXUTRUU	1,592	18.3	✓
EMLC	MktVctrs JPM EM Local Curr	GBIEMCOR	1,124	13.3	✓
VWOB	Vanguard EM Govt Bond	BURCTRUU	563	5.8	
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	558	5.2	
IGOV	iShares Intl Treas	SPBDXUTR	492	7.3	✓
LEMB	iShares EM Local Curr Bond	BMBNTRUU	477	3.5	✓
ELD	WisdomTree EM Local Debt	JGENVUUG	428	6.5	✓
HYEM	Market Vectors EM HY	EMLH	237	4.1	
AUNZ	WisdomTree AU & NZ Debt	n/a	180	0.1	
PICB	PwrShr Intl Corp Bond	SPBDICBN	173	0.9	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	157	1.1	
IBND	SPDR Barc Intl Corp Bond	BG1BTRUU	151	1.8	
HYXU	iShares Intl High Yield Bd	IBOAMZGX	141	1.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
ISHG	iShares 1-3 Intl Treas Bd	SPBDXU3T	$117	$1.0	
GHYG	iShares Glb HY Bd	IBOAMZDB	79	1.3	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	74	1.4	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	65	0.6	✓
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	59	1.4	
EMHY	iShares EM HY Bd	MSBIEHTR	58	2.8	
IAGG	iShares Intl Aggreg Bond	B10CTRUH	53	2.1	
KCNY	KraneShares E Fund China CP	CSIH0396	35	0.9	
CHNB	Global X GF China Bond	SPBCNSUT	34	0.2	
PGHY	PowerShares Glbl ST HY	DBLQSTHY	31	0.2	
CBON	MktVct China AMC China Bond	CDHATRID	24	0.3	
ITIP	iShares Intl Inflation-Link	WXDI	23	1.5	
CEMB	iShares EM Corp Bd	MSBIERTR	23	0.2	
EMAG	Mkt Vect EM Agg Bond	MVEMAG	14	0.0	
GTIP	iShares Glb Inflation-Link	W0DI	14	0.1	
EMCD	SPDR BofA ML EM Bnd	EMSD	13	0.3	
HHYX	iShares Curr Hdg Intl HY	IBXXEUST	8	0.1	
CRDT	WisdomTree Strategic CB	n/a	7	0.0	
EMIH	DB X-trckr EM Bd In tRt Hdg	SOLEMIH	6	0.0	
JGBB	WT Japan Int Rate Strategy	BXJIRS	5	0.0	
FEMB	First Trust EM Local Curr Bd	n/a	4	0.1	
EMSH	ProShares ShTrm USD EM Bd	DBEMPRO	4	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	1.7	
PFEM	PwrShrs Fundam EM Loc Debt	CCRFEMEU	3	0.0	
EMBH	iShares IntRt Hdg EM Bond	n/a	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Municipal					
MUB	iShares Natl AMT-Free	SPMUNUST	$6,016	$36.6	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	2,832	14.2	✓
HYD	Market Vectors HY Muni	LMEHTR	1,841	12.2	✓
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	1,630	9.9	✓
ITM	Market Vectors Interm Muni	LMT2TR	1,365	7.2	✓
PZA	PwrShrs Natl AMT-Free Muni	UNAP	993	4.0	✓
SUB	iShares ST Natl AMT-Free	SPMU5YRT	992	5.2	
CMF	iShares CA AMT-Free	SPMUNCAT	476	2.2	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	451	5.0	✓
SMB	Market Vectors Short Muni	LMT1TR	262	1.0	
MUNI	PIMCO Intermediate Muni	LM17TR	242	1.3	✓
NYF	iShares NY AMT-Free	SPMUNNYT	203	0.7	
IBMF	iShrs iBnd 2017 AMT-Fr Muni	SPMUS17T	178	0.5	
VTEB	Vanguard Tax-Exempt Bond	SPMUNUST	161	2.9	
IBME	iShrs iBnd 2016 AMT-Fr Muni	SPMUS16T	138	0.4	
PWZ	PwrShrs Cali AMT-Free Muni	UPCC	119	0.4	
MLN	Market Vectors Long Muni	LMT3TR	115	0.6	
CXA	SPDR Nuveen Barc CalifMuni	LMM2TR	108	0.4	
IBMG	iShrs iBnd 2018 AMT-Fr Muni	SPMUS18T	105	0.4	
SHYD	Mkt Vectors Short HY Muni	BMHYTR	103	0.5	
IBMH	iShrs iBnd 2019 AMT-Fr Muni	SPMUS19T	87	0.5	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	78	0.4	
IBMI	iShrs iBnd 2020 AMT-Fr Muni	SPMUS20T	69	0.4	
PZT	PwrShrs NY AMT-Free Muni	UNYP	50	0.2	
FMB	First Trust Managed Muni	n/a	44	0.3	
MEAR	iShares Sh Maturity Muni Bd	n/a	30	0.2	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	29	0.1	
RVNU	DB X-Trckrs Muni Infr Rev	SOLRVNU	25	0.1	
PRB	Market Vectors Pre-Ref Muni	LMPETR	20	0.0	
IBMJ	iShrs iBnds Dec '21 AMT-Free	SPMUD21T	18	0.2	
IBMK	iShrs iBnds Dec '22 AMT-Free	SPMUD22T	10	0.2	
GMMB	Columbia Interm Muni Bond	n/a	5	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

12 | US ETF & ETN Guide January 2016

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$23,017	$663.2	✓
IAU	iShares Gold Trust	GOLDLNPM	5,658	59.6	✓
SLV	iShares Silver Trust	SLVRLN	4,479	78.3	✓
USO	United States Oil	n/a	2,944	418.8	✓
DBC	PowerShares DB Commodity	DBLCIX	1,843	31.9	✓
SGOL	ETFS Physical Swiss Gold Sh	GOLDLNPM	785	3.2	✓
DBA	PowerShares DB Agriculture	DBAGIX	640	7.6	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	634	5.4	✓
UNG	United States Natural Gas	n/a	505	66.5	✓
USCI	US Commodity Index	SDCITR	497	3.3	
PPLT	ETFS Physical Platinum Sh	PLTMLNPM	389	3.0	
DBO	PowerShares DB Oil	DBOLIX	360	5.1	✓
SIVR	ETFS Physical Silver	SLVRLN	254	1.2	✓
GCC	WT Continuous Commodity	CCITR	210	1.4	✓
PDBC	PwrSh DB Opt Yield Div Comm	DBLCIX	207	1.8	
GLTR	ETFS Physical Prec Metal	GLTRI	162	1.7	
PALL	ETFS Physical Palladium	PLDMLNPM	159	2.2	
DGL	PowerShares DB Gold	DGLDIX	136	1.3	✓
DBB	PowerShares DB Base Met	DBBMIX	104	1.6	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	100	0.9	✓
DBE	PowerShares DB Energy	DBENIX	81	1.0	✓
OUNZ	Van Eck Merk Gold Trust	n/a	80	0.5	
BNO	United States Brent Oil Fd	n/a	68	1.9	✓
UGA	United States Gasoline	n/a	63	2.1	✓
USL	United States 12 Month Oil	n/a	61	1.7	✓
CORN	Teucrium Corn Fund	TCORN	59	1.1	✓
WEAT	Teucrium Wheat	TWEAT	26	0.5	✓
DBS	PowerShares DB Silver	DBSLIX	18	0.1	✓
CRBQ	Global Commodity Equity	CRBQX	16	0.2	
WITE	ETFS Physical White Metal	WITEI	15	0.1	
UNL	US 12 Month Natl Gas	n/a	13	0.2	✓
SOYB	Teucrium Soybean	TSOYB	8	0.2	✓
CANE	Teucrium Sugar	TCANE	5	0.1	
CMDT	iShrs Commodity Optimized	BCOMRST	5	0.2	
UHN	US Deisel-Heating Oil	n/a	3	0.0	
CPER	United States Copper	SCITR	2	0.0	
USAG	United States Agriculture	SDAITR	2	0.0	
TAGS	Teucrium Agricultural Fund	TTAGS	1	0.1	
TONS	WisdomTree Coal Fund	TRCOAL	1	0.1	
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$1,037	$49.4	✓
FXE	CurrencyShares Euro	n/a	266	74.9	✓
USDU	WisdomTree Bbg USD Bullish	BBDXT	238	4.1	✓
FXY	CurrencyShares JPY	n/a	198	12.5	✓
FXC	CurrencyShares CAD	n/a	197	4.0	✓
FXA	CurrencyShares AUD	n/a	178	2.5	✓
FXF	CurrencyShares CHF	n/a	173	1.4	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	87	0.5	✓
CYB	WisdomTree CNY Strategy	n/a	63	1.1	✓
FXB	CurrencyShares GBP	n/a	57	2.4	✓
CEW	WisdomTree EM Curr Strat	n/a	43	0.8	✓
UDN	PowerShares DB USD Bear	USDDNX	34	1.3	✓
FXS	CurrencyShares SEK	n/a	23	0.1	✓
BZF	WisdomTree BRL Strategy	n/a	15	0.2	✓
ICN	WisdomTree INR Strategy	n/a	10	0.1	✓
FXCH	CurrencyShrs Ch Renminbi	n/a	7	0.0	
CCX	WisdTree Commodity Curr	n/a	4	0.0	
FXSG	CurrencyShares SGD	n/a	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – FICC					
UCO	ProShares Ult BBG Crude	BCOMCL	$669	$161.9	✓
AGQ	ProShares Ultra Silver	SLVRLN	227	5.7	✓
TMF	Direxion 20Y+ Treas Bull 3x	AXTWEN	75	12.5	✓
UGL	ProShares Ultra Gold	GOLDLNPM	75	1.2	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	50	2.8	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	47	1.3	✓
BOIL	ProShrs Ult BBG NatGas	BCOMNG	34	3.2	✓
ULE	ProShares Ultra Euro	n/a	11	0.3	✓
TYD	Direxion 7-10Y Tres Bull 3x	AXSVTN	7	0.1	✓
UCD	ProShares Ult BBG Comm	BCOM	6	0.1	
YCL	ProShares Ultra Yen	n/a	6	0.1	✓
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	3	0.0	
HEGE	Drxion MSCI Eur CurrHdg Bu2X	M0EUHUSD	2	0.0	
HEGJ	Drxion MSCI JP CurrHdg Bu2X	M0JPHUSD	1	0.1	
UJB	ProShares Ult High Yield	IBOXHY	1	0.0	
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$2,336	$82.6	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	756	13.7	✓
EUO	ProShares UltraSh Euro	n/a	511	20.6	✓
TMV	Direxion 20Y+ Treas Bear 3x	AXTWEN	440	21.9	✓
YCS	ProShares UltraSh Yen	n/a	223	7.4	✓
SJB	ProShares Short High Yield	IBOXHY	223	4.4	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	181	1.3	✓
SCO	ProShares UltSh BBG Crude	BCOMCL	137	97.7	✓
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	95	1.7	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	70	2.3	✓
ZSL	ProShares UltSh Silver	SLVRLN	50	3.4	✓
TBX	ProShares Short 7-10 Treas	LT09TRUU	35	0.2	
TYO	Direxion 7-10Y Tres Bear 3x	AXSVTN	33	0.2	✓
DNO	United States Short Oil	n/a	29	2.0	✓
CROC	ProShares UltraShort AUD	n/a	22	0.3	✓
KOLD	ProShrs UltSh BBG NatGas	BCOMNG	18	2.1	✓
EUFX	ProShares Short Euro	n/a	18	0.7	✓
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	14	0.0	
CMD	ProShrs UltSh BBG Comm	BCOM	9	0.1	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	3	0.0	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	3	0.0	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	3	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	1	0.0	
TPS	ProShares UltraShort TIPS	LBUTTRUU	1	0.8	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

13

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Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Active					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$4,156	$47.2	✓
BOND	Pimco Total Return Active	LBUSTRUU	2,625	22.9	✓
TOTL	SPDR Doubleline TR Tactical	n/a	1,844	17.1	
SRLN	SPDR Blackstone/GSO SrLoan	IBXXLLTR	782	7.1	
RIGS	Riverfront Strat Income	n/a	452	2.2	
WBII	WBI Tactical Income	n/a	327	1.1	
MINC	AdvShr Newfleet Multi-Sect	n/a	240	1.3	
WDTI	WisdomTree Mng'd Fut Strat	DTITR	201	1.4	
HYLD	Peritus High Yield	n/a	196	2.5	✓
WBIH	WBI Tactical High Income	n/a	194	1.2	
GAL	SPDR SSgA Glb Allocation	MXWDIM	186	1.8	
COMT	iShares Commod Select Strat	n/a	182	1.0	
FTGC	FT Glb Tactical Commod Str	n/a	173	3.0	
NFLT	Virtus Newfleet MultiSect Bd	n/a	168	2.2	
FLTB	Fidelity Ltd Term Bond	LD04TRUU	166	3.2	
FTSM	FT Enhanced Short Maturity	n/a	147	11.1	
SYLD	Cambria Shareholder Yield	n/a	142	1.1	
HDGE	AdvsrShrs Ranger Eqty Bear	SPX	136	2.7	✓
WBIG	WBI Tactical LCY Shares	n/a	132	0.5	
LDUR	PIMCO Low Duration Active	G1O2	132	0.6	
FBND	Fidelity Total Bond	LBUSTRUU	129	1.0	
WBIC	WBI Tactical SMY Shares	n/a	129	0.5	
WBIL	WBI Tactical LCS Shares	n/a	110	0.3	
WBIF	WBI Tactical LCV Shares	n/a	108	0.4	
WBID	WBI Tactical SMS Shares	n/a	106	0.5	
WBIE	WBI Tactical LCG Shares	n/a	103	0.5	
WBIB	WBI Tactical SMV Shares	n/a	103	0.5	
WBIA	WBI Tactical SMG Shares	n/a	101	0.5	
INKM	SPDR SSgA Income Allocation	MXWO	98	0.3	
RAVI	FlxShr Ready Access VarInc	n/a	94	0.5	
RLY	SPDR SSgA Multi-Asset Real	n/a	87	1.1	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	81	1.4	
TUTT	Tuttle Tactical Mgmt US Core	n/a	78	0.4	
IELG	iShares Enhanced US LC	RU10INTR	74	0.4	
SMMU	PIMCO Short Term Muni Bon	LM01TR	61	0.3	
IEIL	iShares Enhanced Intl LC	MXWOU	60	0.4	
PSR	PwrShrs Active US RE	FNERTR	53	0.2	
FFTY	Innovator IBD 50	SPX	52	1.4	
DI	PIMCO Divers Income Active	BGCRTRUH	49	0.2	
DIVY	Reality Shares DIVS	n/a	38	0.4	
HOLD	AdvsrShrs Sage Core Reserv	n/a	35	0.0	
TUTI	Tuttle Tctcl Mgmt MultiStrat	n/a	32	0.4	
EPRO	AdvisorShares EquityPro	n/a	31	0.4	
ALD	WisdomTree Asia Local Debt	HSLIALBI	29	0.3	
YLD	Principal Edge Active Income	LF89TRUU	29	0.1	
HTUS	Hull Tactical US	n/a	28	0.3	
SMCP	Alphamark Actively Mngd SC	n/a	27	0.1	
FLRT	Pacific Asset Enhan Float RT	n/a	26	0.0	
FCOR	Fidelity Corporate Bond	LUCRTRUU	26	0.1	
YPRO	AdvisorShares YieldPro	n/a	26	0.2	
CFGE	Calamos Focus Growth	SPX	25	0.0	
IESM	iShares Enhanced US SC	RU20INTR	20	0.1	
VALX	Validea Market Legends	n/a	20	0.1	
ULST	SPDR SSgA Ultra Short Term	n/a	20	0.5	
FDIV	First Trust Strategic Income	n/a	18	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	18	0.1	
IEIS	iShares Enhanced Intl SC	MXWOUSC	15	0.1	
AMZA	InfraCap MLP	n/a	15	0.4	
LALT	PwrShrs Multi-Strat Altern	MSUSLALT	13	0.1	
RPX	Columbia LC Growth	RU10INTR	13	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Active (continued)					
ARKW	ARK Web x.0	n/a	$13	$0.1	
FMF	FT Mrngstr Mngd Fut Strat	MSDIDFTL	12	0.1	
ARKQ	ARK Industrial Innovation	n/a	12	0.0	
SYG	SPDR MFS Systematic Growth	n/a	11	0.2	
GTAA	AdvShrs Morg Creek Glob Tact	n/a	9	0.0	
WYDE	ProSh CDS Short N Am HY Cred	n/a	8	0.0	
ARKK	ARK Innovation	n/a	7	0.0	
GIVE	AdvisorShares Global Echo	n/a	7	0.0	
ARKG	ARK Genomic Revol Multi-Sec	n/a	7	0.0	
FTHI	First Trust High Income	n/a	7	0.0	
FTLB	First Trust Low Beta	n/a	7	0.0	
RWG	Columbia Select LC Gro	RU10INTR	6	0.0	
TYTE	ProSh CDS North Am HY Cred	n/a	6	0.0	
GVT	Columbia Select LCVal	RU10INTR	6	0.0	
SYE	SPDR MFS Systematic Core	n/a	5	0.1	
HUSE	Huntington US Eqy Rotation	SPX	5	0.0	✓
UTES	Reaves Utilities	n/a	5	0.1	
QEH	QAM Equity Hedge	n/a	5	0.0	
CHNA	PowerShares China A-Share	XIN9I	5	0.1	
UBND	WT Western Asset Unconstrain	n/a	5	0.0	
RRF	WisdomTree Glb Real Return	WODI	4	0.3	
SYV	SPDR MFS Systematic Value	n/a	2	0.0	
PUTX	ALPS Enhanc Put Write Strat	SPX	2	0.0	
VAMO	Cambria Value and Momentum	SPX	2	0.1	
PRME	FT Heitman GlbPrimeRealEst	n/a	2	0.0	
RORO	SPDR SSgA Risk Aware	RU30INTR	2	0.0	
MAUI	AdvShrs Mkt Adap Uncons Inc	n/a	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$3,750	$19.7	✓
EPI	WisdomTree India Earnings	WTEMINTR	1,411	92.9	✓
PRFZ	PowerShares FR US 1500	FR15US	1,032	5.4	
FNDX	Schwab Fund US Large Comp	RUFUSLU	820	8.2	✓
FNDF	Schwab Fund Intl Lrg Comp	RUFDXULU	778	6.7	✓
PXF	PowerShares FR DM ex US	TFRX1NU	705	6.6	
EZM	WisdomTree MC Earnings	WTMEITR	624	3.2	
FNDA	Schwab Fund US Small Comp	RUFUSSU	499	4.4	
FNDC	Schwab Fund Intl Sml Comp	RUFDXUSU	378	2.3	
EES	WisdomTree SC Earnings	WTSEITR	320	1.4	
RWL	Oppenheimer LC Revenue	REVWLT	303	1.4	✓
FNDE	Schwab Fund EM Large Comp	RUFGELU	301	3.9	✓
RWJ	Oppenheimer SC Revenue	REVWST	270	1.4	✓
PXH	PwrShrs FTSE RAFI EM	TFREMNU	265	4.5	✓
RWK	Oppenheimer MC Revenue	REVWMT	191	0.8	✓
FNDB	Schwab Fund US Broad Mkt	RUFUSUSD	173	1.4	
PDN	PwrShr FR DM x US SmMid	TFRDXUNU	130	0.8	
EPS	WisdomTree Earnings 500	WTEPSTR	119	0.6	
EXT	WisdomTree Total Earnings	WTEI	59	0.4	
EZY	WisdomTree LC Value	WTEILVTR	35	0.2	
EQWL	PwrShrs Russell Top 200 EW	RT2EWTR	32	0.1	
EQWM	PowerShares Russell MC EW	RUMEMCTR	25	0.1	
PAF	PwrShrs FR Asia Pac x JP	TFRAXJNU	19	0.1	
RTR	Oppenheimer ADR Revenue	REVWADRT	16	0.1	
FCFI	TrimTabs Intl Free-Cash Flow	FCFI	13	0.0	
EQWS	PowerShares Russell 2000 EW	RU2ESCTR	11	0.0	
ZLRG	ETFS Zacks Earnings LC US	ZAXERNLT	2	0.0	
ELKU	Elkhorn FTSE RAFI US Eq Inc	FREIUSAT	1	0.1	
ZSML	ETFS Zacks Earnings SC US	ZAXERNST	1	0.0	
SLDR	ALPS Sector Leaders	SPX	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

Specialty

15

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Life Cycle and Allocation					
AOR	iShares Core Growth Allocat	SPTGGUT	$926	$10.1	
AOM	iShares Core Moderate Alloc	SPTGMUT	540	6.1	
AOA	iShrs Core Aggressive Alloc	SPTGAUT	468	4.6	
AOK	iShares Core Conserv Alloc	SPTGCUT	254	2.2	
Long/Short					
HYLS	First Trust Tactical HY	n/a	$550	$5.0	
CSM	ProShares LC Core Plus	CS13030	357	2.4	
FTLS	First Trust L/S Equity	n/a	79	0.9	
RALS	ProShares RAFI Long/Short	RAFILS	49	0.4	
BTAL	QuantShr US MktNeu AntBeta	DJTMNABT	43	2.4	
MOM	QuantShr US MktNeu Moment	DJTMNMOT	9	0.1	
DYB	WisdomTree Dynamic Bearish	WTDBTR	4	0.5	
DYLS	WisdomTree Dynamic L/S	WTDLSTR	4	0.1	
DIVA	QuantShares Hdgd Div Income	IDIVALS	3	0.0	
RINF	ProShrs 30Y TIPS/TSY Spr	CSTYIN30	3	0.9	✓
CHEP	QuantShr US MktNeu Value	DJTMNSVT	2	0.0	
SIZ	QuantShr US MktNeu Size	DJTMNSST	2	0.0	
Quantitative					
Domestic					
USMV	iShares MSCI USA Min Vol	M00IMV$T	$7,169	$70.3	✓
SPLV	PwrShrs S&P 500 Low Vol	SP5LVIT	5,492	68.0	✓
FV	FT Dorsey Wright Focus 5	DWANQFF	4,255	52.7	✓
PKW	PowerShares Buyback	DRBTR	1,958	12.8	✓
QUAL	iShares MSCI USA Qlty Fact	M2CXBRFR	1,729	12.2	✓
PDP	PwrShrs Momentum Portf	DWTL	1,718	14.3	✓
FEX	First Trust LC AlphaDEX	DEFILCCI	1,482	12.2	✓
QAI	IQ Hedge Multi-Strategy	IQHGMST	1,141	7.4	
MTUM	iShares MSCI USA Momentum	M2US000$	1,072	13.3	
PWV	PowerShares Dyn LC Val	ILWTR	886	4.0	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	802	6.9	
MDIV	FT Multi-Asset Divers Income	NQMAUS	747	4.1	✓
FNX	First Trust MC AlphaDEX	DEFIMCCI	699	4.9	
SPHQ	PowerShares SP500 High Qual	SPXQRUT	673	4.6	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	669	1.5	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	665	5.2	✓
VLUE	iShares MSCI USA Value Wgt	M2CXBRER	622	1.3	
FYX	First Trust SC AlphaDEX	DEFISCCI	466	3.9	
CVY	Guggenheim Multi-Asset	ZAXYHTR	455	3.4	✓
PWB	PowerShares Dyn LC Gro	ILHTR	410	2.0	
PHDG	PS S&P Downside Hdgd	SPVQDTR	337	3.9	✓
ONEV	SPDR R1000 Low Volatility	R1VFFPR	316	12.3	
ONEO	SPDR R1000 Momentum Focus	R1MFFPR	311	12.3	
ONEY	SPDR R1000 Yield Focus	R1YFFPR	309	12.2	
PTLC	Pacer Trendpilot 750	PWTLC	308	2.9	
DWAS	PwrShrs DWA SC Momen Portf	DWATLSC	299	4.5	✓
GSLC	GS ActiveBeta US LC Equity	GSLCTR	245	4.2	✓
IYLD	iShes Mstar MultiAsset Inc	MAHIT	227	1.3	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	178	0.9	
BFOR	Barron's 400	B400T	174	0.6	✓
SIZE	iShares MSCI USA Risk Wgt	M2USRWGT	171	0.5	
FTCS	First Trust Capital Strng	NQCAPSTT	158	1.3	
DEF	Guggenheim Defensive	SBRDETR	151	1.0	
DWTR	PwrShrs DWA Tact Sect Rot	DWASEC4T	139	3.7	
XSLV	PowerShares S&P SC Low Vol	SP6LVIT	136	1.0	
PWC	PowerShares Dyn Market	DYITR	136	0.3	
GURU	Global X Guru Index	GURU	135	1.3	✓
KNOW	Direxion AC Insider Senti	SBRQAMTR	133	1.6	
CZA	Guggenheim MC Core	ZAXMCTR	130	0.5	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
XMLV	PowerShares S&P MC Low Vol	SP4LVIT	$126	$0.7	
USLB	PwrShrs Russell LowBetaEW	R1LBET	117	2.8	
PTMC	Pacer Trendpilot 450	PWTMC	110	1.1	
CFO	Victory CEMP US500EnhanVol	CEMPUSHP	107	1.0	
XRLV	PS SP500 ExRt Sens LowVol	SP5LVRUT	105	0.6	
FAB	First Trust MultiCap Value	DEFIMCVI	103	1.2	
FAD	First Trust MultiCap Gro	DEFIMCGI	98	0.8	
NFO	Guggenheim Insider Sent	SBRINTR	96	0.5	
FNY	Frst Trst MC Gro AlphaDEX	DEFIMDGI	96	1.1	
CDC	Victory CEMP US100HighDiv	CEMPULHT	92	0.6	
PTNQ	Pacer NASDAQ-100 Trendpilot	XNDXTRND	87	0.7	
FYC	Frst Trst SC Gro AlphaDEX	DEFISCGI	70	1.2	
GVAL	Cambria Global Value	GVAL	61	0.4	
SPHB	PwrShrs S&P 500 High Beta	SP5HBIT	59	1.8	✓
LRGF	iShares FactorSelect MSCI US	M2WODVR	54	0.5	
FVL	First Trust Value Line 100	VLFVL	48	0.1	
DWAQ	PwrShrs DWA NASDAQ Mom	DWANQTLT	46	0.6	
OUSA	O'Shares FTSE US Qual Div	FUSYQVCF	42	0.9	✓
FYT	Frst Trst SC Val AlphaDEX	DEFISCVI	41	0.6	
SPXH	Janus Veloc Volatil Hdg LC	SPXHID	41	0.4	
FNK	Frst Trst MC Val AlphaDEX	DEFIMDVI	39	0.5	
QVAL	ValueShares US Quant Value	SPTRSVX	39	0.5	
TRSK	Janus Veloc Tail Risk Hdg LC	TRSKID	38	0.1	
LGLV	SPDR Russell 1000 Low Vol	RU1LVOLT	35	0.1	
SMLV	SPDR Russell 2000 Low Vol	RU2LVOLT	34	0.2	
DVP	Deep Value ETF	TWMDVP	33	1.5	
CIZ	Victory CEMP Dev EnhVolWgt	CEMPDVHG	32	0.2	
FWDD	Madrona Domestic	n/a	30	0.1	
CFA	Victory CEMP US 500 VolWgt	CEMPUSLT	28	0.4	
JPUS	JPMorgan Diversified Ret US	FTJPUS	25	0.4	
CSF	Vict CEMP US Disc EnhVolWgt	CEMPSMHT	25	0.2	
JHML	John Hancock Multi-Fact LC	JHDMLT	19	0.4	
MATH	Meidell Tactical Advantage	n/a	19	0.1	
ROUS	Lattice US Equity Strategy	LROUSLX	18	0.1	
JHMF	John Hancock Multi-Fact Finl	JHDMFT	17	0.3	
JHMM	John Hancock Multi-Fact MC	JHDMMT	17	0.3	
JHMT	John Hancock Multi-Fact Tech	JHDMTT	16	0.3	
JHMH	John Hancock Multi-Fact HC	JHDMHT	16	0.2	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	16	0.1	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	15	0.2	
FMK	Frst Trst Mega Cap AlphaDEX	DEFIMGCI	15	0.1	
JHMC	John Hancock Multi-Fact CD	JHDMCT	14	0.2	
DHVW	Diamond Hill Valuat-Wgt 500	DHVW	14	0.2	
VSPY	Direxion SP500 Volat Resp	SPXVRT	13	0.2	
SCIU	Global X Scientific Beta US	SBUXRHMG	13	0.0	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUT	13	0.2	
SCTO	Global X JPM US Sector Rotat	JPUSSCTO	12	0.1	
CSA	Victory CEMP US SC VolWgt	CEMPUSST	11	0.1	
QMOM	MomentumShares US QuantMom	n/a	10	0.4	
QINC	FT RBA Quality Income	RBAQI	8	0.1	
SPYB	SPDR S&P 500 Buyback	SPBUYUT	8	0.1	
TUSA	Frst Trst Total US AlphaDEX	NQDXUSB	8	0.1	
DWAT	Arrow DWA Tactical	n/a	8	0.0	
MRGR	ProShares Merger	SPLSALP	7	0.1	
RWV	Oppenheimer Navellier A-100	REVWLOUT	7	0.0	
SBUS	ETFS Divers-Factor US LC	SBUXDHMG	6	0.0	
QUS	SPDR MSCI USA Quality Mix	M2USQMAR	6	0.0	
QVM	Arrow QVM Equity Factor	AIQVM	5	0.0	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUT	4	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide January 2016

Exchange Traded Funds (ETFs) Specialty ($MM) Opt.* Sym Name Index ($MM) 1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016. * Opt. denotes US listed options trading available on the underlying security. 17 International/ EFAV iShares MSCI EAFE Min VolM00IEA$O$4,334$42.9 ü EEMV iShares MSCI EM Min VolM00IEF$O2,54333.3 ü ACWV iShares MSCI ACWI Min VolM00IWD$O2,27512.2 ü IFVFirst Trust DWA Int'l Focus 5DWANQIFF5859.1 GEMGoldman Sachs ActiveBeta EM GEMNR5256.3 ü TLTD FlxShr Mstar DMxUS FacTiltMDXUSFTN5203.4 VIDIVident International EqtyVIDIX4643.5 FEPFrst Trst Europe AlphaDEXNQDXEU3873.1 ü PIZPwrShrs DM Tech LeadDWADMNTR2402.7 ü TLTEFlxShr Mstar EM FactorTiltMEMMFTN2052.5 FKUFirst Trust UK AlphaDEXNQDXGB1912.3 IDLVPwrSars SP Intl DM Low VolSPIDLVUN1883.0 FSZFirst Trust CH AlphaDEXNQDXCH1791.2 FGMFirst Trust DE AlphaDEXNQDXDE1731.2 FXEU PS Europe Curr Hdg Low VolSPELVUNH1651.6 FDTFrst Trst DM exUS AlphaDEXNQDXDM1622.0 PIEPwrShrs EM Technical LeadDWAEMNTR1592.8 ü GQRE FlxShrs Glb Qlty Real EstNTGQRETR1530.8 FHKFirst Trust HK AlphaDEXNQDXHK1271.3 EELVPowerShares S&P EM Low Vol SPEMLVUN1242.4 ü IDLBPwrShrs FTSE Intl LowBetaEW FDXULBET1223.2 JPINJPM Divers Ret Int'l EquityFTJPIN1160.8 FEMFrst Trst EM AplhaDEXNQDXEM1013.2 ü GYLD Arrow DJ Global YieldDJGYLDT892.9 FJPFrst Trst Japan AlphaDEXNQDXJP883.1 QEMM SPDR MSCI EM Quality MixM1EFQMR830.5 IPKW PwrShrs Intl BuyBack AchievDRBXUSN600.6 JPGEJPMrgn Divers Return GblEqFTJPGEN510.3 INTFiShares FcorSlct MSCI Intl M1WOUDMR500.1 GRES IQ Global Resources IQGREST360.3 GSIEGoldman Sachs ActBeta Intl GSIENR361.0 ü FPAFrst Trst AP xJP AlphaDEXNQDXAXJ330.5 JPEMJPMorgan Diversif Return EMFTJPEMN300.7 RODM Lattice DM Ex-US StrategyLRODMX260.1 ALTS ProSh Mrngstr Alt SolutionDIVALTT260.4 FYLDCambria Frgn Sharehld YldFYLD240.3 FWDB Madrona Global Bondn/a 240.1 GMOM Cambria Global Momentum n/a 230.2 FEMS First Trust EM SC AlphaDEXNQDXEMSC220.4 JPMV iShares MSCI Japan MinVolM1JPMVOE220.7 EUMV iShares MSCI Europe MinVolM00IER$O201.1 IVALValueShrs Int'l Quant ValueNDUVEAFE190.1 IDHQ PwrShrs SP Intl Dev HiQualSPIDHQRN190.1 BbergAssets Avg Vol1 Quantitative (continued) International (continued) YDIVFT NASDAQ Intl Multi-Asset NQMAXUS$18$0.2 HGIGuggenheim Internat Multi ZAXIH180.1 ROAM Lattice EM StrategyLROAMX180.2 CIDVict CEMP Intl HiDiv VolWgtCEMPIDT170.2 FWDI Madrona Internationaln/a 160.1 SCIDGlobal X Scientific Beta EurSBRXRHMN130.0 CILVictory CEMP Intl VolWgtCEMPDEVT130.2 QJPNSPDR MSCI JP Quality MixM1JPQMAR120.1 SCIJGlobal X Scientific Beta JPSBJURHMN120.0 PTEU Pacer Trendpilot EuropeanGPTRP001110.6 EMCG WisdomTree EM Consumer Gro WTEMCGTR110.1 PERM Global X PermanentPERM100.0 FEUZFT Eurozone AlphaDEXNQDXEURO100.1 QCAN SPDR MSCI CA Quality MixM1CAQMAR100.1 QDEU SPDR MSCI Germany Qual Mix M1DEQMAR100.1 JPEUJPM Diversif Return EuropeFTJPEUTR100.5 IMTM iShares MSCI Intl Dev Momen M1WOUMOR100.1 KLDW GaveKal Knowledge Leadrs Dev KNLGX90.1 QAUS SPDR MSCI AU Quality MixM1ATQMAR80.1 IQLTiShares MSCI Intl Dev Qual M1WOUNQR70.1 ROGS Lattice Global SC StrategyLROGSX70.0 EFFEGlobal X JPMorgan EfficienteJPUSEFFE70.1 FDTS Frst Trst DM x US SC AlphaDNQDDXUSN60.1 FCAFrst Trst China AlphaDEXNQDXCN60.3 ü DIVIAdviShrs Athena High Divn/a 60.1 EDBILegg Mason EM Diversif Core DBIEMNR60.0 FCAN First Trust CA AlphaDEXNQDXCA60.2 QWLD SPDR MSCI World Qual MixM1WOQMR60.0 FTWFirst Trust TW AlphaDEXNQDXTW50.2 QEFA SPDR MSCI EAFE Quality MixM1EAQMR50.0 DDBILegg Mason DevxUS DiversifDBIDMNR50.0 ISCFiShrs FctrSlct MSCI Intl SCM1WOUMFR50.0 QTWN SPDR MSCI Taiwan Quality Mix M1TWQMAR50.0 OEUR O'Shrs FTSE Europe QualDivFDEFQVY540.1 ISZEiShares MSCI Intl Dev SizeM1WOURW40.0 ACWF iShares FctrSlct MSCI GlobM1WDDVR40.0 AXJViShrs MSCI AsiaxJP MinVolM1APJVO40.1 HAHA CSOP China CSI 300 A-H Dyn CSIH066940.0 FLNFrst Trst LatAm AlphaDEXNQDXLA40.0 HEFV iShr CurrHdg MSCI EAFE MinV M1CXEAH40.1 IMOM MomentumShrs Intl QuantMom n/a 40.3 EZRWisdomTree Eur Local RecovWTELRTR30.1 OASIO'Shrs FTSE AsiaPac QualDivFDAPQVY530.0 FKOFrst Trst S Korea AlphaDEXNQDXKR30.0 EMGF iShares FactSel MSCI EmergM1EMDV30.0 KLEM GaveKal Knowledge Leadrs EM KNLGEX30.0 IDHBPwrShrs SP Intl Dev HghBtaSPIDHBIN30.1 DEEFDB X-trckr FTSE DevxUS EnhB FDXUCPFT20.0 FAUS First Trust AU AlphaDEXNQDXAU20.0 OEUH O'Shrs FTSE Europe QDiv Hdg FDEQVY5H20.0 PAEU Pacer Autopilot Hdg EuropeGPTRP00220.0 HEUV iShr CurrHdg MSCI Eur MinVM1CXEUH20.0 OAPH O'Shrs FTSE AsiaPac QDiv Hdg FDAQVY5H20.0 HACV iShr CurrHdg MSCI ACWI MinV M1CXACH20.0 DEWJ iShr Adapt CurrHdg MSCI JPM1CXBRJH20.0 QKOR SPDR MSCI S Korea Quality Mix M1KRQMAR20.0 QGBR SPDR MSCI UK Quality MixM1GBQMAR20.0 DEZU iShr Adapt CurrHdg MSCI Euro M1CXBREH20.0 DEFA iShr Adapt CurrHdg MSCI EAFE M1CXBRFH20.0 BbergAssets Avg Vol1 Sym NameIndex ($MM) ($MM) Opt.* Quantitative (continued) Domestic (continued) SMLF iShares FctrSlct MSCI US SCM2USDMR$3$0.1 SPMO PowerShares SP500 Momentum SP500MUT30.0 UDBILegg Mason US Diversif CoreDBIUSNR20.0 QLCFlexShares US Quality LCNTUQVMTR20.0 ERWJanus Equal Risk Weighted LC ERWSPX20.0 LVHD Legg Mason LowVol HighDivLVHDNR20.1 SPVU PowerShares SP500 ValueSPXEVUT20.0 DEUS DB X-trckr R1000 EnhanBetaR1CPFTR20.0 SLOW ALPS Sector Low VolatilitySPX10.0 VLLVDirexion Value Line ConservVLCET10.0 USSD WT Strong Dollar US EquityWTUSSDTR10.0 CAPX Elkhorn SP500 Capital Expend SPXCAPUT10.0 USWD WT WeakDollar US EquityWTUSWDTR10.0

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
ASET	FlxShr Real Assets Allocat	NTASETTR	$2	$0.1	
HEMV	iShr CurrHdg MSCI EM MinVol	M1CXEMH	2	0.0	
TLDH	FlxShr CurrHdg MSTAR DMxUS	MSEGDMHN	2	0.0	
EMSD	WisdomTree Strong Dollar EM	WTEMSDTR	2	0.0	
TLEH	FlxShr CurrHdg MSTAR EM	MSEGEMHN	2	0.0	
IVLU	iShares MSCI Intl Dev Value	M1WOUEV	2	0.0	
SCIX	Global X Scientif Beta Asia	SBAXRHMN	2	0.0	
QMEX	SPDR MSCI Mexico Quality Mix	M1MXQMAR	2	0.0	
QESP	SPDR MSCI Spain Qual Mix	M1ESQMAR	2	0.0	
FBZ	Frst Trst Brazil AlphaDEX	NQDXBR	2	0.0	
QGTA	IQ Leaders GTAA Tracker	IQGTAAT	2	0.0	
ALFI	AlphaClone International	ALFIIX	2	0.0	
QLS	IQ Hedge Long/Short Tracker	IQHGLST	2	0.0	
QED	IQ Hedge Event-Driven Trckr	IQHGEDT	2	0.0	
RGRO	Oppenheimer Glb Growth Rev	REVWGGT	2	0.0	
ALTY	Global X SuperDiv Alterna	IALTYT	1	0.0	
FXJP	PwrShrs JP CurrHdg LowVol	SPJ5LHUN	1	0.0	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIN	1	0.0	
FXEP	PwrShrs Dev EuroPac CurrHdg	SPEXLUNH	1	0.0	
GURI	Global X Guru Intl	GURI	1	0.0	
SBEU	ETFS Divers-Factor Dev Eur	SBXES1EG	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Other					
PFF	iShares US Preferred	SPTREFTR	$14,126	$83.9	✓
AMLP	Alerian MLP	AMZI	6,162	147.5	✓
PGX	PowerShares Preferred	P0P4	3,504	22.7	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,712	8.2	✓
EMLP	Frst Trst NA Energy Infra	n/a	822	11.4	✓
FPX	First Trust US IPO	IPXO	686	6.6	
MOAT	Mkt Vect Mrngstr Wide Moat	MWMFTR	644	3.6	✓
FPE	First Trust Pref Sec & Inc	n/a	626	5.2	
PCEF	PowerShares CEF Income	CEFXTR	592	3.6	✓
VRP	PwrShrs Variable Rate Pref	PFLOT	501	4.4	✓
DSI	iShares MSCI KLD 400 Social	TKLD400U	472	2.3	
PBP	PwrShrs S&P 500 BuyWrite	BXM	354	3.2	
PSP	PwrShr Listed Private Eqty	GLPEXUTR	346	2.4	✓
PSK	SPDR Wells Fargo Preferred	WAGG	334	5.5	
KLD	iShares MSCI USA ESG Sel	TFSSIU	327	1.4	
CSD	Guggenheim Spin-Off	CLRSOTR	254	2.7	✓
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	233	1.8	
MLPA	Global X MLP	MLPAMID	224	2.7	
SPFF	Global X SuperIncome Pref	SPPEYN	207	2.0	
CRBN	iSh MSCI ACWI Low Carb Targ	M1WDLCT	201	0.5	
TTFS	TrimTabs Float Shrink	n/a	183	1.4	
EQL	ALPS Equal Sector Weight	BASMLESW	127	0.4	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	116	40.8	✓
MNA	IQ Merger Arbitrage	IQMNAT	112	1.2	
LOWC	SPDR MSCI ACWI Low Carb Targ	M1WDLCT	79	0.1	
YYY	YieldShares High Income	YLDA	73	0.6	
MLPX	Global X MLP&Energy Infra	SOLMLPX	72	2.4	✓
BIZD	Market Vectors BDC Income	MVBIZDTG	70	0.7	
YMLP	Yorkville High Income MLP	YMLP	69	1.1	
HSPX	Horizons SP500 CoveredCall	SPXCC	65	0.1	
XMPT	Market Vectors CEF Muni	CEFMXTR	61	0.6	
SPYX	SPDR SP500 Fossil Fuel Free	SPSF3UP	56	2.2	
HVPW	US Eqy High Vol Put Write	PUTWRT	46	0.3	
HDG	ProShares Hedge Replicate	MLEIFCTX	41	0.4	
ZMLP	Direxion Zacks MLP HighInc	ZAXLPTR	38	1.1	
QYLD	Recon Cap NASDAQ-100 CC	BXN	31	0.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Other (continued)					
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	$31	$1.5	✓
AIRR	FT RBA American Indus Ren	RBAAIR	31	0.3	
GAA	Cambria Global Asset Alloc	n/a	27	0.2	
CPI	IQ Real Return	IQHGCPIT	26	0.1	
IPFF	iShares Intl Pref Stck	SPPRIUN	25	1.4	✓
YMLI	Yorkville High Inc Infr MLP	YMLI	23	0.2	
IBLN	Direxion iBillionaire Index	BILLIONR	21	0.2	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	21	0.1	
IPO	Renaissance IPO	IPOUSA	17	0.1	
ENFR	Alerian Energy Infrastruct	AMEI	14	0.2	
GYEN	AdvsrShrs Gartman Gold/Yen	n/a	13	0.2	
GEUR	AdvsrShrs Gartman Gold/EUR	n/a	12	0.2	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	10	0.1	
DRVN	Highland HFR Event-Driven	HFRLDRVN	10	0.0	
FLAG	WeatherStorm Forens Accnt	FLAGLSX	10	0.0	
MOTI	Mkt Vctrs MStar Intl Moat	MGEUMFUN	10	0.1	
HHFR	Highland HFR Global	HFRLHHFR	10	0.0	
NASH	Nashville Area	NASHVILL	9	0.1	
HHDG	Highland HFR Equity Hedge	HFRLHHDG	9	0.0	
EQLT	Alps Workplace Portfolio	LGBTEQLT	9	0.0	
FUTS	ProShares Managed Futures	SPSFIT	7	0.2	
TOFR	USCF ETF Trust - Stock Split	SPX	5	0.0	
MLPJ	Global X Junior MLP	SOLMLPJ	4	0.0	
HIPS	Master Income	TFMSHIPP	4	0.0	
VIXH	FT CBOE SPS VIX Tail Hedge	VXTH	3	0.0	
VXUP	AccuShares Spot CBOE VIX Up	VIX	3	0.2	
VXDN	AccuShrs Spot CBOE VIX Down	VIX	3	0.1	
KFYP	KraneShares CSI New China	H11161	2	0.0	
SPUN	Market Vectors Glb Spin-Off	GSPIN	2	0.0	
YLCO	Global X Yieldco Index	IYLCOT	2	0.0	
ETHO	Etho Climate Leadership US	ETHO	2	0.1	
XSOE	WisdomTree EM ex-SOEs	EMXSOETR	2	0.0	
IPOS	Renaissance Int'l IPO	IPOXUS	2	0.0	
FPXI	First Trust Int'l IPO	IPXI	1	0.5	
FIA	Falah Russell-IdealRat US LC	RIIUSLCT	1	0.0	
ACTX	Global X Guru Activist	ACTX	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide January 2016

Exchange Traded Notes (ETNs) ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Commodities					
General					
DJP	iPath Bloomberg Commodity	BCOMTR	$949	$16.5	✓
RJI	Elements Rogers Commod	ROGRTR	230	4.7	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	93	1.4	
DJCI	ETRACS BBG Commodity	BCOMTR	81	0.3	
UCI	ETRACS CMCI Total Return	CMCITR	58	0.3	
GSP	iPath GSCI Total Return	SPGSCITR	53	1.5	
LSC	Elements S&PComdtyTrends	SPTICTR	29	0.0	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	19	0.2	
UCIB	ETRACS UBS BBG ConsMatComm	CMCITR	17	0.0	
SBV	iPath Pure Beta S&P GSCI-Weigh	BCC2C1PT	2	0.0	
CSCB	CS X-Links Commodity Bench	CSIXTR	1	0.0	
CSCR	CS X-Links Commoditt Rotat	CSCUBKTR	1	0.0	
DPU	DB Commodity Long	DBCDIX	0	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$705	$31.4	✓
JO	iPath Bloomberg Coffee	BCOMKCTR	117	3.1	✓
RJA	Elements Rogers Agricult	ROGRAGTR	112	0.6	✓
JJG	iPath Bloomberg Grains	BCOMGRTR	84	1.2	✓
SGG	iPath Bloomberg Sugar	BCOMSBTR	51	1.8	✓
JJA	iPath Bloomberg Agriculture	BCOMAGTR	34	0.1	
JJC	iPath Bloomberg Copper	BCOMHGTR	32	0.5	✓
NIB	iPath Bloomberg Cocoa	BCOMCCTR	18	0.6	✓
PTM	ETRACS UBS Long Platinum	CTPLTR	18	0.0	✓
COW	iPath Bloomberg Livestock	BCOMLITR	17	0.2	✓
FUD	ETRACS CMCI Food	CMFOTR	17	0.0	
BAL	iPath Bloomberg Cotton	BCOMCTTR	17	0.3	✓
OLO	DB Crude Oil Long	DBODIX	14	0.1	
UAG	ETRACS CMCI Agriculture	CMAGTR	13	0.0	
UBG	ETRACS CMCI Gold	CTGCTR	11	0.0	
RJN	Elements Rogers Energy	ROGRENTR	9	0.2	✓
PGM	iPath Bloomberg Platinum	BCOMPLTR	8	0.0	
RJZ	Elements Rogers Metals	ROGRIMTR	8	0.0	
USV	ETRACS CMCI Silver	CTSITR	7	0.1	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	7	0.1	
GAZ	iPath Bloomberg Natural Gas	BCOMNGTR	6	0.0	✓
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	6	0.1	
JJP	iPath Bloomberg Precious Met	BCOMPRTR	6	0.0	
JJM	iPath Bloomberg Industrial	BCOMINTR	5	0.0	
JJN	iPath Bloomberg Nickel	BCOMNITR	5	0.0	
GRU	Elements MLCX Grains	MLCXGRTR	5	0.0	✓
CAFE	iPath Pure Beta Coffee	BCC2KCPT	5	0.1	
UBC	ETRACS CMCI Livestock	CMLVTR	4	0.0	
UBM	ETRACS CMCI Ind Metals	CMIMTR	3	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	3	0.0	
GRN	iPath Global Carbon	BXIIGCUT	3	0.0	
JJS	iPath Bloomberg Softs	BCOMSOTR	3	0.0	
UBN	ETRACS CMCI Energy	CMENTR	2	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	2	0.1	
JJU	iPath Bloomberg Aluminum	BCOMALTR	2	0.0	
AGF	DB Agriculture Long	DBADIX	2	0.0	
JJT	iPath Bloomberg Tin	BCOMSNTR	2	0.0	
BLNG	iPath Pure Beta Precious Metal	BCC1PMPT	2	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	2	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	1	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	1	0.0	
ONG	iPath Pure Beta Energy ETN	BCC1ENPT	1	0.0	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
SGAR	iPath Pure Beta Sugar	BCC2SBPT	$1	$0.0	
JJE	iPath Bloomberg Energy	BCOMENTR	1	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	1	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
GRWN	iPath Pure Beta Softs ETN	BCC1SFPT	1	0.0	
LD	iPath Bloomberg Lead	BCOMPBTR	1	0.0	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	1	0.0	
BDG	DB Base Metals Long	DBBMIX	1	0.0	
HEVY	iPath Pure Beta Industrial Met	BCC1IMPT	0	0.0	
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$15	$0.1	
JEM	iPath GEMS Index	BXIIGEM1	3	0.1	
ERO	iPath EUR/USD	n/a	3	0.0	
GBB	iPath GBP/USD	n/a	2	0.0	
ICI	iPath Optimized Curr Carry	BXIICIIP	2	0.0	
JYN	iPath JPY/USD	n/a	1	0.0	
INR	Market Vectors-Rupee/USD	SPCBINR	1	0.1	
AYT	iPath GEMS Asia 8	BXIIGMA8	1	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	1	0.0	
Leveraged/Inverse					
FIGY	FI Enhanced Global HY	M2WDHDVD	$1,124	$1.3	
FBGX	FI Enhanced LC Growth	RU10GRTR	723	5.4	
UWTI	VelocityShares 3x Crude	SPGSCLP	639	193.4	
FEEU	FI Enhanced Europe 50	SX5PGV	613	0.8	
DWTI	VelocityShrs 3xInv Crude	SPGSCLP	529	178.0	
FLGE	FI LC Growth Enhanced	RU10GRTR	508	0.7	
FIEG	FI Enhanced Global HY	M2WDHDVD	296	0.9	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	266	84.2	
FIEU	CS FI Enhanced Europe 50	SX5PGV	258	1.2	
MORL	ETRACS 2x Mortgage REIT	MVMORT	223	3.3	
DTO	DB Crude Oil Double Short	DBODIXX	194	5.1	
BDCL	ETRACS 2xLng WF Bus Dev	WFBDCPX	179	4.0	
MLPL	ETRACS UBS 2xLng MLP	AMZI	141	6.3	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	138	0.5	
CEFL	ETRACS Mon 2xLev ClsdEndFd	YLDA	137	2.9	
USLV	VelocityShares 3x Silver	SPGSSIP	114	5.9	
DGP	DB Gold Double Long	DGLDIX	108	0.9	
DZZ	DB Gold Double Short	DGLDIX	83	2.9	
DGAZ	VelocityShrs 3xInv NatGas	SPGSNGP	74	68.6	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	66	0.6	
UGLD	VelocityShares 3x Gold	SPGSGCP	51	2.6	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	42	0.4	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	38	0.8	
SBND	DB 3x Short 25+ Yr Treas Bd	DBBNDS	33	0.1	
FIBG	CS FI Enhanced Big Cap Gro	RU10GRTR	29	0.1	
SPLX	ETRACS 2xLeverag SP5 TR	SPXT	28	0.0	
DGZ	DB Gold Short	DGLDIX	27	1.6	
JGBD	DB 3x Inver JP Govt Bd Fut	DBBNJGBS	26	0.5	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	25	0.1	
LRET	ETRACS 2xLev MSCI US REIT	RMZ	23	0.3	
SZO	DB Crude Oil Short	DBODIXX	22	0.9	
LBDC	ETRACS 2X Wells Fargo BusDev	WFBDCPX	20	0.0	
DSLV	VelocityShares 3xInv Slv	SPGSSIP	20	2.2	
TAPR	Barclays Inv US Treas Comp	BXIITAG	19	0.1	
DGLD	VelocityShares 3xInv Gold	SPGSGCP	18	1.5	
BUNT	DB 3x German Bund Futures	DBBNBUNL	18	0.2	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	18	0.3	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.
* Opt. denotes US listed options trading available on the underlying security.

19

ETNs

Exchange Traded Notes (ETNs) ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged/Inverse (continued)					
DVHL	ETRACS Mon 2x Dvsfd Hi Inc	NYDVHI	$18	$0.3	
MRRL	ETRACS 2X Mortgage REIT	MVMORT	17	0.0	
HOML	ETRACS 2xLev ISE Homebuild	RUFTR	16	1.0	
JGBS	DB Inverse JP Govt Bond Fut	DBBNJGBS	14	0.1	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	13	0.0	
LMLP	ETRACS 2xLev WF MLP ExEner	MLPXEPX	13	0.9	
MLPV	ETRACS 2xMonthly S&P MLP	SPMLP	13	0.1	
SMHD	ETRACS Monthly 2xLev US SC	SOLSMHD	11	0.4	
RWXL	ETRACS 2x DJ Intl Real Est	DWXRS	10	0.1	
DAG	DB Agriculture Double Long	DBADIX	7	0.2	
LBND	DB 3x Long 25+ Yr Treas Bd	DBBNDL	7	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	7	0.1	
BOM	DB Base Metals Double Short	DBBMIX	4	0.0	
JGBT	DB 3x JP Govt Bond Futures	DBBNJGBL	4	0.3	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	4	0.0	
BDD	DB Base Metals Double Long	DBBMIX	2	0.0	
URR	Market Vectors Double Long Eur	DLONGEUR	2	0.0	
RTLA	iPath LX Russell 2000	RU20INTR	2	0.0	
MFLA	iPath Long Enhanced MSCI EAFE	NDDUEAFE	2	0.0	
BOS	DB Base Metals Short	DBBMIX	2	0.0	
AGA	DB Agriculture Double Short	DBADIX	2	0.0	
DDP	DB Commodity Short	DBCDIXX	2	0.0	
SFLA	iPath LX S&P 500 TR	SPTR	2	0.0	
EMSA	iPath Short Enhanced MSCI Emer	NDUEEGF	2	0.0	
DYY	DB Commodity Double Long	DBCDIX	2	0.0	
DEE	DB Commodity Double Short	DBCDIXX	2	0.0	
EMLB	iPath Long Enhanced MSCI Emerg	NDUEEGF	1	0.0	
ROLA	iPath Long Extended Russell 10	RU10INTR	1	0.0	
ADZ	DB Agriculture Short	DBADIX	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Volatility					
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	$1,078	$853.4	
VXX	iPATH SP500 VIX ST Future	SPVXSTR	763	1,483.7	✓
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	480	186.3	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	268	3.1	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	91	3.3	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	47	5.6	✓
GLDI	CS X-Links Gold Sh Cov Call	QGLDI	35	0.2	✓
SLVO	CS X-Links Slvr Sh Cov Call	QSLVO	31	0.2	
VIIX	VelocityShares VIX ShTrm	SPVXSP	12	7.5	✓
XVIX	ETRACS Long-Short VIX	SPVXTSER	12	0.0	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	10	0.2	
BWV	iPath CBOE SP500BuyWrite	BXM	9	0.0	
CVOL	C-Tracks ETN Volatility	CVOLT	4	0.1	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	2	0.1	
IVOP	iPath Inv SPS VIX ShrtTerm	SPVXSP	1	0.0	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	1	0.0	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$2,838	$122.3	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	1,457	25.9	✓
MLPN	CS X-Links Cushing MLP Infra	MLPX	359	6.5	✓
AMU	ETRACS Alerian MLP Index	AMZ	349	9.2	
IMLP	iPath S&P MLP	SPMLP	264	2.4	✓
INP	iPath MSCI India	NDEUSIA	243	1.8	✓
ATMP	Barclays ETN+ Select MLP	BXIIATMP	192	3.4	
MLPC	C-Tracks M/H MLP Fundam	MLPMP	88	0.5	
DIVC	C-Trck Mlr/Hwrd Str Div Rein	MHDT	87	0.4	
MLPO	Credit Suisse S&P MLP	SPMLP	64	0.0	
Other (continued)					
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	$56	$0.5	
MLPY	MS Cushing MLP High Income	MLPY	40	0.1	
MLPB	ETRACS Alerian MLP Infrastr	AMZI	36	0.0	
DOD	Elements Dogs of the Dow	MUTR	36	0.1	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	30	0.1	
BDCZ	ETRACS Wells Fargo BusDev	WFBDCPX	28	0.0	
CSLS	CS X-Links Lng/Shrt Equity	CSLABLN	27	0.1	
WIL	Barclays Women in Leadership	BXIIWLT	27	0.0	
RODI	Barclays Return on Disability	RODITR	26	0.0	
AMUB	ETRACS Alerian MLP	AMZ	25	0.0	
HDLV	ETRACS Mnthly 2x HiDivLowVol	SOLHDLV	24	0.5	
MLTI	CS X-Links Multi-Asset HiInc	NYMLTI	24	0.0	
HOMX	ETRACS ISE Homebuilders	RUFTR	21	0.0	
DVHI	ETRACS Divers High Income	NYDVHI	20	0.0	
VQTS	ETRACS SP500 VEQTOR Switch	SPVQSTR	20	0.1	
SPGH	ETRACS SP5 Gold Hedge	SPGL5UT	17	0.1	
FMLP	ETRACS WF MLP Ex-Energy	MLPXEPX	17	0.0	
WMW	Elements Mrngstr Wide Moat	MWMFTR	17	0.1	
OSMS	Barclays OFI SteelPath MLP ETN	BXIIOSMS	16	0.0	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	16	0.0	
YGRO	RBC Yorkville MLP	YGMLL	16	0.2	
BUNL	DB German Bund Futures	DBBNBUNL	10	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	7	0.0	
MLPW	E-TRACS Wells Fargo MLP	WML	7	0.3	
CSMA	CS X-Links Merger Arbitrage	CSLABMN	5	0.0	
DLBL	iPath US Treasury Long Bond Bu	BXIITEUS	5	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.0	
DFVL	iPath US Treasury 5-year Bull	BXIITEFV	5	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
FLAT	iPath US Treas Flattener	BXIIUSTP	3	0.0	
STPP	iPath US Treas Steepener	BXIIUSTP	3	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	2	0.0	
JGBL	DB JP Govt Bond Futures	DBBNJGBL	2	0.0	

1. All average volume calculations in this guide were calculated over the period between July 9, 2015 to January 13, 2016.

* Opt. denotes US listed options trading available on the underlying security.

20 | US ETF & ETN Guide January 2016

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